SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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Green Dot Corporation
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April 10, 2014
Dear Stockholders:
You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Green Dot Corporation to be held on Wednesday, May 21, 2014 at 10:00 a.m. (Pacific Daylight Time) at the Green Dot Corporation Corporate Headquarters located at 3465 E. Foothill Blvd., Pasadena, California. Directions to the meeting appear on the back cover of the accompanying notice of annual meeting and proxy statement.
Under the Securities and Exchange Commission rules that allow companies to furnish proxy materials to stockholders over the Internet, we have elected to deliver our proxy materials to our stockholders over the Internet. We will mail to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement for our 2014 Annual Meeting of Stockholders and 2013 annual report to stockholders. This notice also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.
We hope that you will be able to attend this year's Annual Meeting of Stockholders. There will be an opportunity for all stockholders present at the meeting to ask questions. Whether or not you plan to attend the meeting, please vote on the Internet or by telephone or request, sign and return a proxy card to ensure your representation at the meeting. Your vote is important.
On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Green Dot Corporation.

Sincerely,
Steven W. Streit
Chairman, President and Chief Executive Officer

GREEN DOT CORPORATION
3465 E. Foothill Blvd.
Pasadena, California 91107
________________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 21, 2014
________________
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2014 Annual Meeting of Stockholders of Green Dot Corporation will be held on Wednesday, May 21, 2014, at 10:00 a.m. (Pacific Daylight Time) at the Green Dot Corporation Corporate Headquarters located at 3465 E. Foothill Blvd., Pasadena, California.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.To elect two Class I directors, to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.
2.To vote on a non-binding advisory resolution to approve executive compensation.
3.To approve amendments to our 2010 Equity Incentive Plan.
4.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on April 4, 2014 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our headquarters.
Your vote as a Green Dot Corporation stockholder is very important. Each share of Class A common stock that you own represents one vote. For questions regarding your stock ownership, you may contact Investor Relations at (626) 765-2427 or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by email through their website at www.computershare.com/contactus or by phone at (800) 962-4284.

By Order of the Board of Directors,

John C. Ricci
General Counsel and Secretary

Pasadena, California
April 10, 2014

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the Internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About the Meeting” beginning on page 1 of the proxy statement and the instructions on the enclosed Notice of Internet Availability of Proxy Materials.

GREEN DOT CORPORATION
PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

GREEN DOT CORPORATION
PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS (CONTINUED)

GREEN DOT CORPORATION
3465 E. Foothill Blvd.
Pasadena, California 91107
________________
PROXY STATEMENT FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS
________________
April 10, 2014
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the board of directors of Green Dot Corporation ("Green Dot") for use at Green Dot's 2014 Annual Meeting of Stockholders (the “meeting”) to be held on May 21, 2014, at 10:00 a.m. (Pacific Daylight Time), and any adjournment or postponement thereof.
Internet Availability of Proxy Materials
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 11, 2014, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also provides instructions on how to vote by telephone or through the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders' timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
Questions and Answers About the Meeting
What is the purpose of the meeting?
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will report on the performance of Green Dot and respond to questions from stockholders.
What proposals are scheduled to be voted on at the meeting?
Stockholders will be asked to vote on four proposals. The proposals are:

1.
The election to the board of directors of two Class I directors named in this proxy statement, to serve until the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal;

2.	To vote on a non-binding advisory resolution to approve executive compensation;

3.	To approve amendments to our 2010 Equity Incentive Plan; and

4.	The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2014.
Could other matters be decided at the meeting?
Our bylaws require that we receive advance notice of any proposal to be brought before the meeting by stockholders of Green Dot, and we have not received notice of any such proposals. If any other matter were to come before the meeting, the proxy holders appointed by the board of directors will have the discretion to vote on those matters for you.
What is the recommendation of the board of directors on each of the proposals scheduled to be voted on at the meeting?
The board of directors recommends that you vote FOR the Class I directors named in this proxy statement (Proposal 1), FOR the non-binding advisory resolution to approve executive compensation (Proposal 2), FOR the amendments to our 2010 Equity Incentive Plan (Proposal 3) and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2014 fiscal year (Proposal 4).

Who can vote at the meeting?
Stockholders as of the record date for the meeting, April 4, 2014, are entitled to vote at the meeting. At the close of business on the record date, there were outstanding and entitled to vote 39,540,914 shares of Green Dot Class A common stock.
Stockholder of Record: Shares Registered in Your Name
If on April 4, 2014 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by telephone or through the Internet, or if you request or receive paper proxy materials by mail, by filling out and returning a proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee
If on April 4, 2014 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.
How do I vote?
If you are a stockholder of record, you may:

•	vote in person - we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote by telephone or through the Internet - in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

•
vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on May 20, 2014. Submitting your proxy, whether by telephone, through the Internet or by mail if you request or received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “For” all of the nominees to the board of directors, or you may withhold your vote from any nominee you specify. For any other matter to be voted on you may vote “For” or “Against” or “Abstain” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting in person if you have already voted by proxy.
What shares can I vote?
Each share of Green Dot Class A common stock issued and outstanding as of the close of business on April 4, 2014 is entitled to vote on all items being voted on at the meeting. You may vote all shares owned by you as of April 4, 2014, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
How many votes am I entitled to per share?
Each holder of shares of Class A common stock is entitled to one vote for each share of Class A common stock held as of April 4, 2014.
What is the quorum requirement for the meeting?
The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

How are abstentions and broker non-votes treated?
Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.
 Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on the election of directors, nor will the broker be authorized to vote on Proposal nos. 2 and 3. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.
What is the vote required for each proposal?
The votes required to approve each proposal are as follows:

•
Proposal No. 1. The director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to the board of directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” the nominee or “WITHHOLD” your vote with respect to the nominee.

•	Proposal No. 2-4. Approval of each of the other proposals will be obtained if the number of votes cast “FOR” the proposal at the meeting exceeds the number of votes “AGAINST” the proposal.
What if I return a proxy card but do not make specific choices?
All proxies will be voted in accordance with the instructions specified on the proxy card. If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote by telephone or through the Internet. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.
Who is paying for this proxy solicitation?
The expenses of soliciting proxies will be paid by Green Dot. Following the original mailing of the soliciting materials, Green Dot and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the soliciting materials, Green Dot will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Green Dot, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.
What does it mean if I receive more than one proxy card or Notice of Internet Availability?
If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

How can I change my vote after submitting my proxy?
A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to the Corporate Secretary of Green Dot (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
How can I get electronic access to the proxy materials?
The Notice of Internet Availability will provide you with instructions regarding how to:

•	view our proxy materials for the meeting through the Internet; and

•	instruct us to send our future proxy materials to you electronically by email.
Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Where can I find the voting results?
The preliminary voting results will be announced at the meeting and posted on our website at http://ir.greendot.com. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the meeting.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
Green Dot is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.greendot.com, by clicking on “Corporate Governance Guidelines,” under “Governance.” The Corporate Governance Guidelines are reviewed at least annually by our nominating and corporate governance committee, and changes are recommended to our board of directors with respect to changes as warranted.
Board Leadership Structure
Our board of directors retains the flexibility to determine on a case-by-case basis whether the Chief Executive Officer, or an independent director, should serve as Chairman. This flexibility permits our board of directors to organize its functions and conduct its business in a manner it deems most effective in then-prevailing circumstances.
Our board of directors believes that we and our stockholders currently are best served by having Steven W. Streit serve as Chairman as well as Chief Executive Officer. By combining these positions, Mr. Streit serves as a bridge between the board of directors and the operating organization and, with his historical knowledge and operational expertise, provides critical leadership for the strategic initiatives and challenges of the future.
During those periods in which the positions of Chairman and Chief Executive Officer are combined, the independent directors appoint an independent director as a Lead Independent Director. Kenneth C. Aldrich currently serves as the Lead Independent Director.
The position and role of the Lead Independent Director is intended to facilitate communication between the board of directors and the Chairman and Chief Executive Officer and other members of management. The Lead Independent Director has the following duties:

•	To organize, convene and preside over executive sessions of the non-management and independent directors and promptly communicate approved messages and directives to the Chairman;

•	To preside at all meetings of the board of directors at which the Chairman is not available;

•	To collect and communicate to the Chairman the views and recommendations of the independent directors, relating to his or her performance; and

•	To perform such other duties and responsibilities as may be assigned from time-to-time by the independent directors.
The board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the board of directors and sound corporate governance policies and practices.
Our Board of Directors' Role in Risk Oversight
Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas which are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to the board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management's risk mitigation strategies. These areas of focus include, but are not limited to, competitive, economic, operational, financial (accounting, credit, liquidity and tax), legal, regulatory, compliance and reputational risks.
Each committee of the board of directors meets in executive session with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. The audit committee reviews strategic, financial and execution risks and exposures and regulatory exposures and other current matters that may present material risk to the company. The audit committee also oversees our internal audit function and discusses with management and our independent registered public accounting firm our policies with respect to significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures. The audit committee receives periodic reports from our Chief Risk Officer on our enterprise risk management program.

The compensation committee reviews risks and exposures associated with leadership assessment, management succession planning and executive compensation programs and arrangements, including incentive plans. The nominating and corporate governance committee reviews risks and exposures relating to significant legal compliance risks and also monitors the steps management has to mitigate these exposures, including our legal risk assessment and legal risk management policies and guidelines.
Independence of Directors
Our board of directors determines the independence of our directors by applying the independence principles and standards established by the New York Stock Exchange, or the NYSE. These provide that a director is independent only if the board affirmatively determines that the director has no direct or indirect material relationship with our company. They also specify various relationships that preclude a determination of director independence. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, the board annually reviews the independence of the company's directors, taking into account all relevant facts and circumstances. In its most recent review, the board considered, among other things, the absence of any employment relationships between the company and its directors (other than Steven W. Streit who is an officer of the company and Samuel Altman who was an employee of the company within the last three years) and their families; the absence of any of the other specific relationships that would preclude a determination of independence under the rules of the NYSE; the absence of transactions with non-employee directors and members of their families that would require disclosure in this proxy statement under SEC rules regarding related person transactions; and the absence of any other material relationships between the non-employee directors and Green Dot.
Based upon this review, our board of directors has determined that the following director nominees and members of our board of directors are currently independent as determined under the rules of the NYSE:

Kenneth C. Aldrich	Michael J. Moritz
Mary J. Dent	William H. Ott, Jr.
Timothy R. Greenleaf	George T. Shaheen
Ross E. Kendell
All members of our audit committee, compensation committee, nominating and corporate governance committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the audit committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Green Dot or any of its subsidiaries other than their directors' compensation. No member of either committee may be a partner, member or principal of a law firm, accounting firm or investment banking firm that accepts consulting or advisory fees from Green Dot or any of its subsidiaries. Our board of directors has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and all members of our audit committee satisfy the relevant SEC additional independence requirements for the members of such committee.
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees has a written charter approved by our board of directors. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107, Attn: Corporate Secretary or by clicking on “Governance” in the investor relations section of our website, http://ir.greendot.com. Members serve on these committees until their resignations or until otherwise determined by our board of directors.
Audit Committee
Our audit committee is comprised of Mr. Greenleaf, who is the chair of the audit committee, and Ms. Dent and Mr. Ott. Mr. Ott is not standing for re-election at the meeting. Mr. Shaheen will replace Mr. Ott on the audit committee at the annual meeting when Mr. Ott completes his term as a director. The composition of our audit committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Each member of our audit committee is financially literate as required by current NYSE listing standards. In addition, our board of directors has determined that Mr. Greenleaf is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K based on his experience in the areas of venture capital and private equity investment (including strategic financial analysis), finance and business generally. Pursuant to its charter, our audit committee, among other things:

•	appoints our independent auditors;

•	approves the audit and non-audit services to be performed by our independent auditors;

•	assesses the qualifications, performance and independence of our independent auditors;

•	monitors the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviews the integrity, adequacy and effectiveness of our accounting and financial reporting processes and the adequacy and effectiveness of our systems of internal control;

•	discusses the results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results; and

•	prepares the audit committee report that the SEC requires in our annual proxy statement.
Compensation Committee
Our compensation committee is comprised of Mr. Aldrich, who is the chair of the compensation committee, and Messrs. Greenleaf, Moritz and Shaheen. The composition of our compensation committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Pursuant to its charter our compensation committee, among other things:

•	reviews, approves and makes recommendations to our board of directors (as our compensation committee deems appropriate) regarding the compensation of our executive officers;

•	administers and interprets our stock and equity incentive plans;

•	reviews, approves and makes recommendations to our board of directors (as our compensation committee deems appropriate) with respect to equity and non-equity incentive compensation plans; and

•	establishes and reviews general strategies relating to compensation and benefits of our employees.
From time to time, in accordance with the provisions of its charter, our compensation committee reviews and makes recommendations to the board of directors regarding compensation for non-employee directors using a process similar to the one used for determining compensation for our executive officers, which is discussed in detail in the “Executive Compensation-Compensation Discussion and Analysis” below. Our compensation committee periodically reviews the market practice for non-employee directors for companies in our peer group in consultation with its independent compensation consultant.
Under its charter, our compensation committee has the authority to retain outside counsel or other advisors. Pursuant to that authority, our compensation committee retained an independent compensation consultant, Barney & Barney LLC (“Barney & Barney”), to provide advice and ongoing recommendations on executive compensation matters for 2013. Our compensation committee oversees the engagement of its independent compensation consultant and any other consultants it engages in addition to or in replacement of its independent compensation consultant. Representatives of our compensation committee’s independent compensation consultant meet informally with the chair of our compensation committee and, from time to time, with our compensation committee during its regular meetings. The independent compensation consultant selected by our compensation committee works directly with our compensation committee (and not on behalf of management) to assist our compensation committee in satisfying its responsibilities and will undertake no projects for management without our compensation committee's approval. Based in part on policies and procedures implemented by Barney & Barney to ensure its ability to provide objective third-party advice on executive compensation matters, our compensation committee believes that Barney & Barney was free of conflicts of interest during the period term of its engagement. For 2014, our compensation committee has selected Board Advisory, LLC (“Board Advisory”) to serve as its independent compensation consultant. In connection with engaging this firm, our compensation committee determined that it is also free of conflicts of interest. For additional description of our compensation committee's processes and procedures for consideration and determination of executive officer compensation, see the “Executive Compensation - Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is comprised of Mr. Aldrich, who is the chair of the nominating and corporate governance committee, and Messrs. Kendell, Moritz and Ott. Messrs. Kendell and Ott are not standing for re-election at the meeting. Ms. Dent will replace Mr. Moritz on the nominating and corporate governance committee at the annual meeting when each of Messrs. Kendell and Ott completes his term as a director. The composition of our nominating and corporate governance committee meets the requirements for independence under the current NYSE and SEC rules and regulations. Pursuant to its charter, our nominating and corporate governance committee, among other things:

•	identifies, evaluates and recommends nominees to our board of directors and its committees;

•	oversees the evaluation of the performance of our board of directors and its committees and of individual directors;

•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviews our legal compliance policies; and

•	makes recommendations to our board of directors concerning our corporate governance guidelines and other corporate governance matters.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. The Lead Independent Director, currently Mr. Aldrich, is the presiding director at these meetings.
Board and Committee Meetings and Attendance
The board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2013, the board of directors met five times, including telephonic meetings, the audit committee held eight meetings, the compensation committee held seven meetings and the nominating and corporate governance committee held three meetings. During 2013, only one director, Mr. Moritz, attended fewer than 75% of the aggregate of the total number of meetings held by the board of directors and the total number of meetings held by all committees of the board of directors on which such director served (during the period which such director served).
Board Attendance at Annual Stockholders' Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. All of our directors attended our 2013 Annual Meeting of Stockholders.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-employee members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our Lead Independent Director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the board of directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.
The address for these communications is:
Corporate Secretary
Green Dot Corporation
3465 East Foothill Blvd.
Pasadena, CA 91107
Code of Business Conduct and Ethics
We have adopted codes of business conduct and ethics that, on a combined basis, apply to all of our board members, officers and employees. Our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics are posted on the Investor Relations section of our website located at http://ir.greendot.com, by clicking on “Governance.” Any amendments or waivers of our Code of Business Conduct and Ethics and our Director Code of Business Conduct and Ethics pertaining to a member of our board of directors or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee's charter, our certificate of incorporation and bylaws and our corporate governance guidelines. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Additional Information - Stockholder Proposals to be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing an experienced and highly-qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NYSE listing requirements and the provisions of our certificate of incorporation, bylaws, corporate governance guidelines and charters of the board of directors' committees. In addition, neither the board of directors nor the nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate's independence, integrity, skills, financial and other expertise, breadth of experience and knowledge about our business or industry and willingness and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board of directors membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors' overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, qualities and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors currently consists of nine directors, and in connection with the election of directors at the annual meeting the authorized number of directors is being reduced to seven. Our board of directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. The term of the directors in Class I expire at this meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2015 and 2016, respectively.
At the recommendation of our nominating and corporate governance committee, our board of directors proposes that the Class I nominees named below, one of whom is currently serving as one of the directors in Class I and another who is currently serving in Class II, be elected as a Class I director for a three-year term expiring at the 2017 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. The nominee who is a Class II director, Mary J. Dent, will resign as a Class II director, effective and contingent upon her election as a Class I director. Our board of directors appointed Ms. Dent as a Class II director in August 2013 upon the recommendation of our nomination and governance committee. Ms. Dent was recommended by the nominating and corporate governance committee after an extensive and careful search was conducted by a search firm, and numerous candidates were considered. In 2013, our board of directors retained this search firm to assist it with identifying and evaluating director candidates. The primary functions served by the search firm included identifying potential candidates who meet the key attributes, experience and skills described under “Nominations Process And Director Qualifications-Director Qualifications” above, as well as compiling information regarding each candidate’s attributes, experience, skills and independence and conveying the information to our board of directors and nominating and corporate governance committee.
Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.
Nominees to the Board of Directors
The nominees, and his or her age, occupation and length of board service as of March 31, 2014, are provided in the table below. Additional biographical descriptions of the nominees are set forth in the text below the table.

Name of Director/Nominee	Age	Principal Occupation	Director Since
Samuel Altman	28	President, Y Combinator	March 2013
Mary J. Dent (1)	52	Public Policy Consultant, dcIQ	August 2013
_____________

(1)	Member of the Audit Committee. Following the annual meeting, Ms. Dent will also serve on our Nominating and Corporate Governance Committee.
Samuel Altman is the President of Y Combinator. Previously, he has served as Executive Vice President, Mobile Products and Technology for Green Dot. He served as our Senior Vice President, Interactive, from March 2012 to November 2012 and also as our Chief Technology Officer from July 2012 to November 2012. Prior to joining Green Dot, he co-founded Loopt, Inc., a provider of mobile location-based services, in 2005 and served as its Chief Executive Officer until it was acquired by us in March 2012. Since April 2012, Mr. Altman has been a General Partner of Hydrazine Capital, an early-stage venture capital firm. We believe Mr. Altman should serve as a member of our board of directors based on the perspective he brings as an entrepreneur in the mobile technology industry and from his involvement with companies that are implementing rapid technological changes.
Mary J. Dent has served as the founder of dcIQ, a public policy consulting firm, since August 2013. She served as the Vice President, Public Policy of Silicon Valley Bank, a provider of financial services for high-growth companies in the technology, life sciences and clean technology sectors, from April 2013 to August 2013. Previously, Ms. Dent served as General Counsel of the SVB Financial Group, the bank holding company of Silicon Valley Bank, from May 2006 to April 2013. Prior to that, Ms. Dent served as General and Special Counsel of New Skies Satellites, now a subsidiary of SES, a provider of satellite based telecommunications and information services, from 2000 to 2006. Ms. Dent holds a B.A. in economics from the University of California, Los Angeles and a J.D. from Stanford Law School. We believe Ms. Dent should serve as a member of our board of directors based on the extensive experience and perspective she brings on commercial banking matters, the evolution of the U.S. financial services sector, and the public policy environment in which banks and other providers of financial services operate.

Continuing Directors
The directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service as of March 31, 2014, are provided in the table below.

Name of Director	Age	Principal Occupation	Director Since
Class II Directors:†
Kenneth C. Aldrich* (1)(2)	74	President, The Aldrich Company	January 2001
George T. Shaheen (2)	69	Retired, Former Chief Executive Officer and Chairman, Entity Labs	September 2013
Class III Directors:
Steven W. Streit	51	Chairman, President and Chief Executive Officer, Green Dot Corporation	October 1999
Timothy R. Greenleaf (2)(3)	56	Managing Director, Fairmont Capital, Inc.	January 2001
Michael J. Moritz (1)(2)	58	Managing Member, Sequoia Capital	February 2003
_____________

†
Mary J. Dent is currently a Class II director. For information regarding Ms. Dent, please refer to “--Nominees to the Board of Directors,” above. Ms. Dent will resign as a Class II director conditioned and effective upon her election as a Class I director.

*    Lead Independent Director

(1)	Member of the Nominating and Corporate Governance Committee. Following the annual meeting, our Nominating and Corporate Governance Committee will consist of two members: Mr. Aldrich and Ms. Dent.

(2)	Member of the Compensation Committee

(3)	Member of the Audit Committee. Following the annual meeting, our Audit Committee will consist of: Ms. Dent and Messrs. Greenleaf and Shaheen.
Kenneth C. Aldrich has served as President of the Aldrich Company, a real estate investment firm, since June 1975. From August 2001 to March 2012, Mr. Aldrich served in various positions at International Stem Cell Corporation, a biotechnology company focused on developing therapeutic and research products through a proprietary stem cell technology. He served as its Chairman or Co-Chairman from August 2001 to March 2012 and served as its Chief Executive Officer from January 2001 through June 2006 and from January 2008 until January 2010. Mr. Aldrich has also served on the board of directors of WaveTec Vision Systems, Inc. since January 1999. Mr. Aldrich previously served on the board of directors of Encode Bio, Inc., Convergent Investors LLC and MakeItWork, Inc. Mr. Aldrich holds an A.B. in history and literature from Harvard University and a J.D. from Harvard Law School. We believe Mr. Aldrich should serve as a member of our board of directors based on his extensive corporate management experience, including serving as the chief executive officer of a publicly held company and the chief financial officer of another publicly-held company, and his experience with the organizational challenges involved with becoming a publicly-held company.
George T. Shaheen was the Chief Executive Officer and Chairman of the board of directors of Entity Labs, a privately held technology company in the data collection, storage and analytics space from December 2006 until July 2009. Prior to that, Mr. Shaheen was the Chief Executive Officer of Siebel Systems, Inc., a CRM software company, from April 2005 until the sale of the company in January 2006. From October 1999 to April 2001, he served as the Chief Executive Officer and Chairman of the Board of Webvan Group, Inc., an online grocery and delivery service. Previously, he was the Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1988-1999. Mr. Shaheen has served as the Chairman of the Board of Korn/Ferry International, an international executive search and consulting firm, since September 2009. Since June 2004 he has served on the board of NetApp, an enterprise technology company that provides data storage systems. Since September 2013, he has served on the board of Marcus & Millichap, a commercial real estate brokerage company. Since March 2007, he has served as a board member of 247- Inc., a privately held venture backed customer service technology company. Mr. Shaheen received a B.S. degree in business and an M.B.A. degree from Bradley University. We believe Mr. Shaheen should serve as a member of our board of directors based his extensive management experience, the perspective he brings as a Chief Executive Officer of various companies and his experience as a board member of other public companies.
Steven W. Streit is our founder, and has served as our President and a director since October 1999, our Chief Executive Officer since January 2001 and our Chairman since February 2010. He also served as our Secretary from October 1999 to April 2000 and as our Treasurer from October 1999 to April 2004. We believe Mr. Streit should serve as our Chairman based on the perspective and experience he brings to our board of directors as our President and Chief Executive Officer and our founder, which adds historical knowledge, operational expertise and continuity to our board of directors.

Timothy R. Greenleaf has been the Managing Director of Fairmont Capital, Inc., a private equity firm with a focus on investments in middle-market consumer-related businesses, since January 1999. Previously, Mr. Greenleaf was a partner at the law firm of Fulbright & Jaworski L.L.P., specializing in mergers and acquisitions, and tax and corporate structuring. Mr. Greenleaf has served on a number of other boards of directors, including Fairmont Capital, Garden Fresh Restaurant Corp. (Souplantation) and Shari's Management Corp. Mr. Greenleaf holds a dual B.A. in administrative studies and political science from the University of California at Riverside, a J.D. from Loyola Law School and an L.L.M. in taxation from New York University Law School. We believe Mr. Greenleaf should serve as a member of our board of directors based on his experience as a private equity investor, tax attorney and financial advisor, the leadership qualities he brings to our audit committee and the perspective he adds to our board of directors from his service on the boards of directors of other companies.
Michael J. Moritz has been a Managing Member of Sequoia Capital since 1986. Mr. Moritz has served on the board of directors of LinkedIn Corporation, an online professional networking company, since January 2011. He has previously served as a director of a variety of companies, including Flextronics Ltd., Google Inc., PayPal, Inc., Red Envelope, Inc., Saba Software, Inc., Yahoo! Inc. and Zappos.com, Inc. Mr. Moritz holds an M.A. in modern history from Christ Church, Oxford. We believe Mr. Moritz should serve as a member of our board of directors based on the important perspective he brings to our board of directors from his over 25 years of experience in the venture capital industry, providing guidance and counsel to a wide variety of companies, and service on the boards of directors of a range of consumer- or retail-oriented, private and publicly-held companies.
There are no familial relationships among our directors and officers.
Director Compensation
The following table provides information for the year ended December 31, 2013 regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of 2013.

Director Compensation - 2013
Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Kenneth C. Aldrich	120,250		29,987	75,182	—	225,419
Samuel Altman	17,068	(5)	29,992	74,999	286,116	408,175
Mary J. Dent	46,875		29,992	74,999	—	151,866
Timothy R. Greenleaf	137,000		29,987	75,182	—	242,169
Virginia L. Hanna *	84,375		29,987	75,182	—	189,544
Ross E. Kendell	104,000		29,987	75,182	—	209,169
Michael J. Moritz	—		—	—	—	—
William H. Ott, Jr.	132,500		29,987	75,182	—	237,669
George T. Shaheen	22,458		29,992	74,999	—	127,449
_____________

*	Former director serving part of 2013.

(1)
Non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds, received an annual retainer fee of $70,000 plus any additional annual fees due for service on our committees or as our lead independent director according to the schedule described below under "Annual and Meeting Fees." Mr. Greenleaf, Mr. Ott, Ms. Hanna, Ms. Dent and Mr. Kendell each also received compensation of $35,000, $22,500, $30,000, $12,500 and $29,000, respectively, for their service as directors or committee members of our subsidiary bank.

(2)
Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for awards of restricted stock units granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of unvested restricted stock unit awards held by each non-employee director as of December 31, 2013, see the column “Unvested Restricted Stock Units” in the table below.

(3)
Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with FASB ASC Topic 718 for awards of stock options granted during the fiscal year. There can be no assurance that this grant date fair value will ever be realized by the non-employee director. For information regarding the number of stock options held by each non-employee director as of December 31, 2013, see the column “Stock Options Outstanding” in the table below.

(4)
Represents salary and a non-equity incentive plan bonus of $223,616 and $62,500, respectively, for his services as an officer of our company (other than a named executive officer) through September 2013. Mr. Altman also received performance-based payments in conjunction with his offer letter for which he was obligated to repay a pro-rata portion in the event he was terminated without "cause" or resigned without "good reason". Based on the length of his service between his hire date and September 2013, his performance bonuses vested and were no longer repayable by Mr. Altman as of September 2013.

(5)	Mr. Altman did not receive any compensation for services provided as a director in 2013 until he ceased serving as an employee in October 2013.
Our non-employee directors held the following number of stock options and restricted stock units as of December 31, 2013.

Name	Stock Options Outstanding	Unvested Restricted Stock Units
Kenneth C. Aldrich	22,329	1,644
Samuel Altman	114,346	1,150
Mary J. Dent	7,096	1,150
Timothy R. Greenleaf	22,329	1,644
Virginia L. Hanna *	—	—
Ross E. Kendell	28,420	1,644
Michael J. Moritz	—	—
William H. Ott, Jr.	39,329	1,644
George T. Shaheen	7,096	1,150
_____________

*	Ms. Hanna ceased serving as a director in August 2013.
Annual and Meeting Fees. During 2013, our non-employee directors, other than those who are prohibited from receiving director compensation pursuant to the policies of their affiliated funds, received the following cash compensation:

•	$70,000 annual cash retainer

•	$25,000 annual fee for chairing our audit committee and $12,500 for serving as a non-chair member of our audit committee

•	$20,000 annual fee for chairing our compensation committee and $7,000 for serving as a non-chair member of our compensation committee

•	$15,000 annual fee for chairing our nominating and corporate governance committee and $5,000 for serving as a non-chair member of our nominating and corporate governance committee

•	$25,000 annual fee for the Lead Independent Director
We also compensated any non-employee director who served on the board of directors, audit committee or credit committee of our subsidiary bank. The annual retainer fee for board service is $25,000, the additional annual retainer fee for audit committee service is $10,000 for the chair of the audit committee and $5,000 for each of the audit committee's other members, and the additional annual retainer fee for credit committee service is $4,000.
We pay the annual retainer fee and any additional annual fees to each director in equal quarterly installments.
Annual Equity Awards. Each non-employee member of the board of directors receives annual awards under our 2010 Equity Incentive Plan of stock options and restricted stock units having a fair market value on the grant date equal to a pre-determined dollar value equal to $75,000 and $30,000, respectively. These awards are granted at each annual meeting of stockholders and either will vest over one year or will be fully-vested and immediately-exercisable at the annual meeting of stockholders following the grant. In the event of a merger or consolidation in which Green Dot is not the surviving corporation or another similar change in control transaction involving Green Dot, all unvested stock option and restricted stock unit awards made to non-employee directors under the policy described above will accelerate and vest in full. All awards to non-employee directors, including those described above and any awards to a non-employee director who first becomes a member of our board of directors, will be made on a discretionary basis under the 2010 Equity Incentive Plan, based on the recommendation of our compensation committee.

Non-employee directors are also eligible for and may elect to receive medical, dental and vision benefits. These benefits are available to our employees, officers and directors generally and in operation provide for the same method of allocation of benefits between director, management and non-management participants.
Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In accordance with Section 14A of the Exchange Act, stockholders are entitled to cast an advisory vote to approve the compensation of our named executive officers, as disclosed in this proxy statement. Accordingly, you are being asked to vote on the following resolution at the annual meeting:
“RESOLVED, that the compensation paid to Green Dot Corporation’s named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth on pages 26 to 33 of this proxy statement, is hereby approved.”
As described more fully in the Compensation Discussion & Analysis section of this proxy statement, our named executive officers are compensated in a manner consistent with our performance-based pay philosophy and corporate governance best practices. A few highlights, which are discussed further in the Compensation Discussion & Analysis, are:

•	Our compensation committee targeted total on-target compensation and each of its components with reference to the 50th percentile of our peer group.

•
Each named executive officer’s target variable cash incentive award continued to be determined based on the achievement of corporate performance objectives of adjusted EBITDA and annual revenue over a one-year performance period. Company performance resulted in pay-outs of 113% of the on-target bonus amounts of our named executive officers in 2013.

•
Our incentive bonus plan does not have guaranteed pay-out levels. As a point of reference, in 2012, company performance resulted in no pay-outs under variable cash incentive awards, demonstrating that we do not payout performance-based cash incentive awards for unmet goals.

•
Variable cash incentive awards are capped at 150% of the on-target bonus amount to discourage inappropriate risk taking by our executive officers and are subject to our “clawback” right under certain circumstances.

•	Mr. Streit was awarded a discretionary bonus of $200,000 in recognition of his accomplishments as our CEO and received restricted stock units for 200,000 shares of our Class A common stock.

•
In 2013, we began granting restricted stock units as part of our regular annual executive compensation program. Our named executive officers, other than the Chief Revenue Officer, received all or the substantial majority of the value of their equity compensation for 2013 in the form of restricted stock units and the remainder in the form of stock options.

We encourage you to carefully review the “Compensation Discussion and Analysis” section beginning on page 26 of this proxy statement for additional details on our executive compensation program, including our compensation philosophy and objectives, as well as the processes our compensation committee used to determine the structure and amounts of the compensation of our named executive officers in 2013.
While the results of this advisory vote are not binding, our compensation committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3
APPROVAL OF AMENDMENTS TO OUR 2010 EQUITY INCENTIVE PLAN
We are asking stockholders to approve an amendment to our 2010 Equity Incentive Plan (the “2010 Plan”) to increase the number of shares reserved for issuance under the 2010 Plan by 3,400,000 shares. The Board approved this amendment on April 7, 2014, subject to stockholder approval at the annual meeting.
In addition to increasing the number of shares reserved for issuance, the 2010 Plan is being amended to:

•	Remove the provision that allows shares to be available for reissuance where such shares are used to pay the exercise price of an award or used to satisfy tax withholding obligations.

•
Require prior stockholder approval before an exchange program is carried out. Under the 2010 Plan, an exchange program means a program pursuant to which outstanding awards are surrendered, cancelled or exchanged for cash, the same type of award or a different award (or combination thereof).

We believe that increasing the number of shares available for issuance is in the best interests of Green Dot because of the continuing need to provide stock options, restricted stock units and other equity-based incentives to attract and retain the most qualified personnel and to respond to relevant market changes in equity compensation practices. We currently estimate that our annual gross burn rate will be approximately 3.7%, or 1.7 million shares annually. We arrived at this number by forecasting the number of shares likely needed for newly hired employees as well as ongoing grants to our current employees, executives and members of our board of directors. Accordingly, we expect that, if this proposal is approved, the number of shares available under the 2010 Plan will provide us with enough shares for equity awards through December 31, 2016. Stockholder approval is also intended to reapprove the 2010 Plan (and the performance factors listed therein) for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.
The use of equity compensation has historically been a significant part of our overall compensation philosophy and is a practice that we plan to continue. The 2010 Plan serves as an important part of this practice and is a critical component of the overall compensation package that we offer to retain and motivate our employees. In addition, awards under the 2010 Plan will continue to provide our employees an opportunity to acquire or increase their ownership stake in us, and we believe this aligns their interests with those of our stockholders, creating strong incentives for our employees to work hard for our future growth and success. If this proposal is not approved by our stockholders, we believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could potentially affect our long-term success.
Plan History
The 2010 Plan was originally adopted by our Board in June 2010, and it was approved by our stockholders in July 2010. As originally adopted, the 2010 Plan had 2,000,000 shares reserved for issuance. In addition, the number of shares available for issuance was increased on January 1 of each of 2010 through 2014 by the lesser of (i) 3% of the total number of shares of our Class A common stock and our Class B common stock issued and outstanding on each December 31 or (ii) such number of shares determined by our Board (this provision is commonly referred to an “evergreen provision”). The evergreen provision expired by its terms in 2014, accordingly, additional shares will no longer be automatically reserved for issuance through the evergreen. The 2010 Plan is the only plan under which we grant equity compensation awards.
Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under all stock incentive plans as of March 31, 2014.

Shares reserved for issuance pursuant to outstanding stock option awards	5,037,922
Shares reserved for issuance pursuant to outstanding restricted stock units	1,522,024
Shares available for issuance pursuant to future equity awards	2,855,491
Total shares available for future issuance	9,415,437
Summary of our 2010 Equity Incentive Plan
The following is a summary of the principal provisions of the 2010 Plan, as proposed for approval. This summary does not purport to be a complete description of all of the provisions of the 2010 Plan. It is qualified in its entirety by reference to the full text of the 2010 Plan. A copy of the 2010 Plan has been filed with the SEC with this proxy statement, and any stockholder who wishes to obtain a copy of the 2010 Plan may do so by written request to our corporate secretary at our headquarters in Pasadena, California.

Eligibility. Employees (including officers), consultants and members of our board of directors (including non-employee directors) are eligible to participate in the 2010 Plan. As of March 31, 2014, there were approximately 581 employees, including 5 named executive officers, and 8 non-employee directors eligible to receive awards under the 2010 Plan. Since our executive officers and non-employee directors may participate in the 2010 Plan, each of them has an interest in this proposal.
Types of Awards. Awards that may be granted are stock options (both nonstatutory stock options and incentive stock options (which may only be granted to employees)), restricted stock, restricted stock units, stock appreciation rights, performance-based awards and stock bonuses (each individually, an “award”).
Shares Reserved for Issuance. If this proposal is approved, the total number of shares reserved for issuance will increase from 6,530,471 to 9,930,471 shares (this number reflects the requested increase, remaining shares reserved for issuance, and shares added to the 2010 Plan as a result of the now expired evergreen provision). As of March 31, 2014, 39,387,168 shares of our common stock were issued and outstanding.
Shares Returned to the Plan. Shares subject to awards, and shares issued under our 2010 Plan under any award will again be available for grant and issuance in connection with subsequent awards to the extent such shares: (a) are subject to issuance upon exercise of an option or stock appreciation right granted under the 2010 Plan but which cease to be subject to the option or stock appreciation right for any reason other than exercise of the award; (b) are subject to awards granted under the 2010 Plan that are forfeited or repurchased by us at the original issue price; (c) are subject to awards granted under the 2010 Plan that otherwise terminate without such shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an award is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2010 Plan.
Shares Not Returned to the Plan. Shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award and shares that are not issued or delivered as a result of the net settlement of an outstanding option will not be available again for grant and issuance under the 2010 Plan.
Per-Share Exercise Price. The per-share exercise price of stock options and stock appreciation rights granted under the 2010 Plan must equal at least the fair market value of a share of our common stock on the grant date of the option. As of March 31, 2014, the fair market value of a share of our common stock was $19.53.
No Repricing or Exchange Program Without Prior Stockholder Approval. Neither the exercise price of an option or SAR may be reduced (repriced) without prior stockholder approval nor can an exchange program be implemented without prior stockholder approval (other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions).
Number of Shares Per Calendar Year and Incentive Stock Option Limit. No person is eligible to receive more than 2,000,000 shares in any calendar year pursuant to the grant of awards under the 2010 Plan, except that new employees are eligible to receive up to a maximum of 4,000,000 shares in the calendar year in which they commence employment. No more than 25,000,000 shares may be issued pursuant to the exercise of incentive stock options.
Vesting and Exercisability. Awards become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the administrator and as set forth in the related award agreement. Vesting may be based on the passage of time in connection with services performed for us or upon achievement of performance goals or other criteria. The maximum term of each option and SAR is ten years from the date of grant. As a matter of practice, options have generally been subject to a four-year vesting period with a one-year period before any vesting. Options cease vesting on the date of termination of service or the death or disability of the service provider and generally expire three months after the termination of the service provider’s service to us or up to 12 months following the date of death or disability. SARs become exercisable as they vest and are settled in cash or shares, as determined by the administrator, having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which our stock price on the date of exercise exceeds the exercise price of SARs. RSUs are settled in cash or shares, depending on the terms upon which they are granted, and only to the extent that they are vested. Shares subject to a restricted stock award that are unvested remain subject to our right of repurchase.
Method of Exercise. The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, broker assisted same-day sales or other methods permitted by the 2010 Plan, the administrator and applicable law.
Adjustment of Shares. If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in our capital structure, without consideration, then (a) the number of shares reserved for issuance and future grant under the 2010 Plan, (b) the exercise prices of and number of shares subject to outstanding stock options and SARs, (c) the number of shares subject to other outstanding awards, (d) the maximum number of shares that may be issued as incentive stock options, (e) the maximum number of shares that may be issued to an individual or to a new employee in any one calendar year and (f) the number of shares that are granted as awards to non-employee directors, shall be proportionately adjusted, subject to any required action by our board of directors or the stockholders of Green Dot and in compliance with applicable securities laws.
Performance Awards. Our compensation committee may also make awards of performance shares or performance units subject to the satisfaction of specified performance criteria. Performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be covered employees may, if and to the extent intended by our compensation committee, be subject to provisions that should qualify such awards as “performance-based” compensation not subject to the limitation on the tax deductibility by us under Section 162(m). If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a committee which will qualify under Section 162(m). The compensation committee may, in its discretion, make awards that would not be deductible under Section 162(m).
Our compensation committee determines the terms surrounding performance awards, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions. The performance criteria governing performance awards may be based upon one or any combination of the following criteria for which we are seeking approval: net revenue and/or net revenue growth; earnings per share and/or earnings per share growth; earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; operating income and/or operating income growth; net income and/or net income growth; total stockholder return and/or total stockholder return growth; return on equity; operating cash flow return on income; adjusted operating cash flow return on income; economic value added; control of expenses; cost of goods sold; profit margin; stock price; debt or debt-to-equity; liquidity; intellectual property (e.g., patents)/product development; mergers and acquisitions or divestitures; individual business objectives; company specific operational metrics; and any other factor (such as individual business objectives or unit-specific operational metrics) the compensation committee so designates.
Stockholder Approval. Stockholder approval is required for certain types of amendments to the 2010 Plan. Stockholder approval is required to increase the number of shares available for issuance under the 2010 Plan.
Administration. Our compensation committee administers the 2010 Plan except when our board of directors decides to directly administer the 2010 Plan.
Section 162(m) Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s Chief Executive Officer or any of the three other most highly compensated officers (excluding our chief executive officer and our chief financial officer). Certain performance-based compensation is specifically exempt from this deduction limit if it otherwise meets the requirements of Section 162(m). The 2010 Plan is intended to comply with the requirements of Section 162(m) of the Code such that performance-based awards in excess of $1 million payable to our Chief Executive Officer and our three other most highly compensated executive officers (excluding our Chief Financial Officer and Chief Executive Officer) may be deductible by us. While the 2010 Plan is intended to comply with the requirement of Section 162(m), we are not required to structure compensation to be in compliance with Section 162(m).
Non-Employee Director Equity Awards. Under the 2010 Plan, non-employee directors may be granted stock options and other awards either on a discretionary basis or pursuant to policy adopted by our board of directors. The 2010 Plan limits the number of awards granted pursuant to the non-employee director section to 80,000 shares per calendar year. However, discretionary awards can be granted to our non-employee directors pursuant to other sections of the 2010 Plan.
Corporate Transaction. In the event of a corporate transaction (as defined in the 2010 Plan), the buyer may either assume outstanding awards or substitute equivalent awards. If the buyer fails to assume or substitute awards issued under the 2010 Plan, all awards will expire upon the closing of the transaction, and our board of directors will determine whether the corporate transaction will have any additional effect, including acceleration of the vesting of awards. Unless otherwise determined by our board of directors, all unvested stock options and RSU awards made to our non-employee directors will accelerate and vest in full.
Amendment or Termination of 2010 Plan. Our board of directors may at any time terminate or amend the 2010 Plan in any respect, including, without limitation, amendment of any form of award agreement or instrument to be executed pursuant to the 2010 Plan; provided, however, that our board of directors will not, without the approval of Green Dot stockholders, amend the 2010 Plan in any manner that requires stockholder approval.
Termination Date. The 2010 Plan will terminate on July 21, 2020.

Summary of Federal Income Tax Consequences of Awards Granted under the 2010 Plan
The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to us and participants in the 2010 Plan. U.S. federal tax laws may change and U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.
Tax Treatment of the Participant
Incentive Stock Options. An optionee will recognize no income upon grant of an incentive stock option ("ISO") and will incur no tax upon exercise of an ISO unless for the year of exercise the optionee is subject to the alternative minimum tax (“AMT”). If the optionee holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the “required holding period”), then the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares upon the exercise of the ISO.
If the optionee disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain or short-term capital gain depending upon the amount of time the ISO Shares were held by the optionee.
Alternative Minimum Tax. The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.
Nonstatutory Stock Options. An optionee will not recognize any taxable income at the time a nonstatutory stock option ("NSO") is granted. However, upon exercise of a NSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by us if the optionee is an employee. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss depending upon the amount of time the NSO shares were held by the optionee.
Restricted Stock Units. In general, no taxable income is realized upon the grant of a restricted stock unit ("RSU") award. The participant will generally include in ordinary income, which will be subject to income tax withholding by us if the participant is an employee, the fair market value of the shares of stock that are delivered to the participant upon settlement, which generally occurs at the time the RSUs vest. The 2010 Plan allows us to withhold shares from the RSU award to satisfy the participant’s withholding tax obligation.
Restricted Stock. A participant receiving restricted shares for services recognizes taxable income when the shares become vested. Upon vesting, the participant will include in ordinary income an amount, which will be subject to income tax withholding by us if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the participant, subsequent appreciation or depreciation in the value of the shares is treated as long-term or short-term capital gain or loss depending on the amount of time the shares were held by the participant.
Stock Appreciation Rights. A grant of a stock appreciation right ("SAR") has no federal income tax consequences at the time of grant. Upon the exercise of SARs, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding by us if the recipient is an employee.
Tax Treatment for Green Dot
Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the Code, we generally will be entitled to a deduction to the extent any participant in the 2010 Plan recognizes ordinary income from an award granted under the 2010 Plan.

ERISA Information
The 2010 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.
Accounting Treatment
We will recognize compensation expense in connection with awards granted under the 2010 Plan as required under applicable accounting standards. We currently recognize compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.
Plan Benefits
The table below shows, as to each of our executive officers named in the Summary Compensation Table of the “Executive Compensation and Related Information” section of this Proxy Statement and the various indicated groups, the aggregate number of shares of common stock subject to stock grants and restricted stock unit grants under the 2010 Plan during fiscal 2013.

Identity of Group	Number of Options Granted	Number of Restricted Stock Units
Named Executive Officers
Steven W. Streit	—	200,000
John L. Keatley, former Chief Financial Officer	50,000	—
Grace T. Wang, current Chief Financial Officer	100,000	100,000
Konstantinos Sgoutas	100,000	10,000
John C. Ricci	25,000	17,500
Lewis B. Goodwin	25,000	15,000

All current executive officers as a group (5 persons, excluding Mr. Keatley)	250,000	342,500
All current non-employee directors as a group (8 persons)	61,388	10,026
All employees, excluding current executive officers	1,924,985	919,665
New Plan Benefits
All awards to directors, executive officers, employees and consultants are discretionary in nature. Future awards to directors, executive officers, employees and consultants of Green Dot under the 2010 Plan are discretionary and cannot be determined at this time. As a result, the benefits and amounts that will be received or allocated under the 2010 Plan are not determinable at this time. We have therefore not included a table that reflects such awards.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has appointed Ernst & Young LLP as Green Dot's principal independent registered public accounting firm to perform the audit of Green Dot's consolidated financial statements for fiscal year ending December 31, 2014. As a matter of good corporate governance, our audit committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that this appointment of Ernst & Young LLP is not ratified by our stockholders, the audit committee will review its future selection of Ernst & Young LLP as Green Dot's independent registered public accounting firm.
Our audit committee first approved Ernst & Young LLP as our independent auditors in 2005, and Ernst & Young LLP audited Green Dot's financial statements for the year ended December 31, 2013. Representatives of Ernst & Young LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
We regularly review the services and fees from the independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, Ernst & Young LLP periodically rotates the individuals who are responsible for Green Dot's audit.
In addition to performing the audit of Green Dot's consolidated financial statements, Ernst & Young LLP provided various other services during the years ended December 31, 2013 and 2012. Our audit committee has determined that Ernst & Young LLP's provisioning of these services, which are described below, does not impair Ernst & Young LLP's independence from Green Dot. The aggregate fees billed for the years ended December 31, 2013 and 2012 for each of the following categories of services are as follows:

Fees Billed to Green Dot	2013	2012
Audit fees(1)	$1,004,665	$1,049,995
Audit related fees(2)	30,000	500,470
Tax fees(3)	614,557	354,866
All other fees	—	—
Total fees	$1,649,222	$1,905,331

(1)
“Audit fees” include fees for audit services primarily related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; consents, and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Board (United States).

(2)	“Audit related fees” include fees for benefit plan audits and due diligence services related to completed or potential acquisitions.

(3)
“Tax fees” include fees for tax compliance and advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters; assistance with sales tax; and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee's policy is to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2014, by:

•	each stockholder known by us to be the beneficial owner of more than 5% of either class of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
Unless otherwise indicated, the address of each of the individuals and entities named in the table below under “Directors, Named Executive Officers and 5% Stockholders” is c/o Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, California 91107 and references to shares refer to our Class A common stock.
Percentage ownership of our Class A common stock common stock is based on 39,387,168 shares of our Class A common stock outstanding on March 31, 2014. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. Shares of our Class A common stock subject to options or restricted stock units that are currently exercisable or exercisable or will settle within 60 days of March 31, 2014 are deemed to be outstanding and to be beneficially owned by the person holding the option or warrant for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Class A	% of
Name and Address of Beneficial Owner	Common Stock	Total Voting
	Shares	Power
Directors and Named Executive Officers
Steve W. Streit (1)	4,424,929	10.9%
Michael J. Moritz (2)	2,680,028	6.8
John C. Ricci (3)	431,567	1.1
Timothy R. Greenleaf (4)	351,469	*
Kenneth C. Aldrich (5)	244,111	*
Konstantinos Sgoutas (6)	168,896	*
John L. Keatley (7)†	144,221	*
Lewis B. Goodwin (8)	71,544	*
Samuel Altman (9)	48,322	*
William H. Ott, Jr (10)	43,195	*
Ross E. Kendell (11)	32,264	*
Grace T. Wang	—	*
Mary J. Dent	—	*
George T. Shaheen	—	*
All directors and executive officers as a group (13 persons) (12)	8,485,322	20.6%

5% Stockholders
Sequoia Capital (13)	2,526,751	6.4%
Harvest Capital Strategies LLC (14)	2,176,909	5.5
FMR LLC (15)	2,100,100	5.3
Wal-Mart Stores Inc (16)	1,919,121	4.9
_____________

*	Represents beneficial ownership of less than 1% of our outstanding shares of Class A common stock.

†	Ceased serving as an executive officer in 2013.

(1)
Represents 3,282,885 shares held by the Steven W. Streit Family Trust DTD 9/30/2005, 36,828 shares held by the Streit 2012 GRAT A DTD 2/07/2012 and 1,842 shares held by the Streit 2012 GRAT B DTD 2/07/2012, for each of which trusts Mr. Streit is the trustee, 388 shares held by his father, 25,757 shares held by his dependent children and 1,077,229 shares subject to options held by Mr. Streit that are exercisable within 60 days of March 31, 2014

(2)
Represents the shares listed in footnote (13) below, which are held by the Sequoia Capital, and 153,277 shares of Class A common stock held by Mr. Moritz. As disclosed in footnote (13) below, Mr. Moritz may be deemed to have shared voting and investment power over the shares held by Sequoia Capital Franchise Fund, Sequoia Capital US Growth Fund IV, L.P., Sequoia Capital Franchise Partners and Sequoia Capital USGF Principals Fund IV, L.P., as applicable. Mr. Moritz disclaims beneficial ownership of those shares, except to the extent of his pecuniary interest therein. The address for Mr. Moritz and each of these entities is 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, California 94025.

(3)
Represents 83,499 shares held by Mr. Ricci, 4,460 shares held by his minor children, and 1,875 shares issuable pursuant to restricted stock unit awards and 341,733 shares subject to options held by Mr. Ricci that vest and are exercisable within 60 days of March 31, 2014, respectively.

(4)
Represents 319,954 shares held by the Greenleaf Family Trust DTD May 16, 1999, of which Mr. Greenleaf is the trustee, 7,542 shares held by Mr. Greenleaf, and 1,644 shares issuable pursuant to restricted stock unit awards and 22,329 shares subject to options held by Mr. Greenleaf that vest and are exercisable within 60 days of March 31, 2014, respectively.

(5)
Represents 217,916 shares of Class A stock held by YKA Partners Ltd., of which Mr. Aldrich is the agent of the general partner, 2,222 shares held by Mr. Aldrich, and 1,644 shares issuable pursuant to restricted stock unit awards and 22,329 shares subject to options held by Mr. Aldrich that vest and are exercisable within 60 days of March 31, 2014, respectively.

(6)	Represents 12,867 shares held by Mr. Sgoutas and 156,029 shares subject to options held by Mr. Sgoutas that are exercisable within 60 days of March 31, 2014.

(7)	Represents 79,531 shares held by Mr. Keatley and 64,690 shares subject to options held by Mr. Keatley that are exercisable within 60 days of March 31, 2014.

(8)
Represents 2,774 shares held by Mr. Goodwin, and 2,500 shares issuable pursuant to restricted stock unit awards and 66,270 shares subject to options held by Mr. Goodwin that vest and are exercisable within 60 days of March 31, 2014, respectively.

(9)	Represents 3,073 shares held by Mr. Altman and 45,249 shares of subject to options held by Mr. Altman that are exercisable within 60 days of March 31, 2014.

(10)
Represents 2,222 shares held by Mr. Ott, and 1,644 shares issuable pursuant to restricted stock unit awards and 39,329 shares subject to options held by Mr. Ott that vest and are exercisable within 60 days of March 31, 2014, respectively

(11)
Represents 2,200 shares held by Mr. Kendell, and 1,644 shares issuable pursuant to restricted stock unit awards and 28,420 shares subject to options held by Mr. Kendell that vest and are exercisable within 60 days of March 31, 2014, respectively.

(12)
Includes an aggregate of 10,951 shares issuable pursuant to restricted stock unit awards and 1,863,607 shares subject to options held by this group that vest and are exercisable within 60 days of March 31, 2014, respectively

(13)
Represents 1,872,039 shares of Class A common stock owned by Sequoia Capital Franchise Fund, L.P. (which excludes 3,978 shares of the Green Dot's Series A Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock (the “Series A Preferred Stock”), which is non-voting and is convertible into one thousand shares of Green Dot's Class A stock only in connection with transfers to unaffiliated third parties), 382,073 shares of Class A common stock owned by Sequoia Capital US Growth Fund IV, L.P. (which excludes 813 shares of the Green Dot's Series A Preferred Stock), 255,767 shares of Class A common stock owned by Sequoia Capital Franchise Partners (which excludes 542 shares of the Green Dot's Series A Preferred Stock), and 16,872 shares of Class A common stock owned by Sequoia Capital USGF Principals Fund IV, L.P. (which excludes 35 shares of the Green Dot's Series A Preferred Stock). SCFF Management, LLC is the sole general partner of Sequoia Capital Franchise Fund and Sequoia Capital Franchise Partners. SCGF IV Management is the sole general partner of SCGF IV and SCGF IV PF.SCGF CP is general partner of SCGF IV MGMT. SCGF IV Management, LP is the mid-tier general partner and SCGF GenPar, Ltd. is the top tier general partner of Sequoia Capital US Growth Fund IV, LP and Sequoia Capital USGF Principals Fund IV, L.P. Mr. Moritz is a Managing Director of SCGF GenPar, Ltd., and he is a Managing Member of SCFF Management, LLC, SCGF IV Management, LP and a Class A Limited Partner of SCGF IV Management, LP. Mr. Moritz may be deemed to have shared voting and investment power over the shares held by Sequoia Capital Franchise Fund, Sequoia Capital US Growth Fund IV, L.P., Sequoia Capital Franchise Partners and Sequoia Capital USGF Principals Fund IV, L.P., as applicable. Mr. Moritz disclaims beneficial ownership of those shares, except to the extent of his pecuniary interest therein. The address for Mr. Moritz and each of these entities is 3000 Sand Hill Road, Building 4, Suite 250, Menlo Park, California 94025.

(14)
Based solely on the information set forth in a Form 13F-HR filed by Harvest Capital Strategies LLC on February 14, 2014. Harvest Capital Strategies LLC reported that, as of December 31, 2013, it had sole voting and dispositive power over 2,176,909 shares. The principal business address of Harvest Capital Strategies LLC is 600 Montgomery Street, Suite 1700, San Francisco, CA 94111.

(15)
Based solely on the information set forth in a Form 13F-HR filed by FMR LLC with the SEC on February 13, 2014. FMR LLC reported that, as of December 31, 2013, it had sole voting and dispositive power over 2,100,100 shares. The principal business address of FMR LLC is 82 Devonshire St., Boston, Massachusetts 02109.

(16)
Based solely on the information set forth in a Schedule 13G filed by Wal-Mart Stores, Inc. with the SEC on February 14, 2014. Wal-Mart Stores, Inc. reported that, as of December 31, 2013, it had sole voting and dispositive power over 1,919,121 shares. As of March 31, 2014, total of 478,482 shares were subject to our right to repurchase of these shares, which lapses with respect to an additional 36,810 shares per month through May 2015. The principal business address of Wal-Mart Stores, Inc. is 702 Southwest Eighth Street, Bentonville, Arkansas 7271.

OUR EXECUTIVE OFFICERS
The names of our executive officers, their ages as of March 31, 2014, and their positions are shown below.

Name	Age	Position
Steven W. Streit	52	Chairman, President and Chief Executive Officer
Grace T. Wang	42	Chief Financial Officer
Konstantinos Sgoutas	40	Chief Revenue Officer
John C. Ricci	47	General Counsel and Secretary
Lewis Goodwin	55	President and Chief Executive Officer, Green Dot Bank
For information regarding Mr. Streit, please refer to Proposal No. 1, “Election of Directors,” above.
Grace T. Wang has served as our Chief Financial Officer since November 2013. Prior to joining Green Dot, Ms. Wang served in various financial positions with JP Morgan Chase & Co., a global investment bank, since November 2004, including as Managing Director and Chief Financial Officer at the Investor Services Sales division for Europe, Middle East and Africa (“EMEA”) from November 2012 to November 2013 and Managing Director and Chief Financial Officer of the Treasury and Security Services division for EMEA of JP Morgan Chase from November 2011 through November 2012. Prior to joining JP Morgan Chase, Ms. Wang served as a senior consultant at Booz & Co., a management consulting firm, from 1998 to 2001. From 1993-1994, Ms. Wang served as a consultant at A.T. Kearney, Inc., a management consulting firm. Ms. Wang holds an A.B. in history and science from Harvard University and an M.B.A. from the Harvard University Graduate School of Business Administration.
Konstantinos Sgoutas has served as our Chief Revenue Officer since March 2012. He served as our Chief Product Officer and Executive Vice President, Non-Retail Customer Acquisition, from January 2012 to February 2012. From January 2008 to January 2012, he served as our General Manager, Private Label, from January 2007 to January 2008, he served as our General Manager in the Retail Cards Business Unit and from June 2005 to January 2007, he served as our Director in Product Management. Prior to joining Green Dot, Mr. Sgoutas served as Chief Operating Officer and Vice President of Business Development at Synthean, Inc., a enterprise software services company, from January 2001 to December 2004. From 1995 to 1998, Mr. Sgoutas served as consultant at SH&E, a transportation consulting company now part of ICF International, Inc. Mr. Sgoutas holds a B.Eng in aeronautical engineering from Imperial College London, a Masters in technology/policy and a Masters in transportation from the Massachusetts Institute of Technology, and an M.B.A. from Stanford University.
John C. Ricci has served as our General Counsel since June 2004 and our Secretary since April 2003. From April 2003 to June 2004, he served as our Director of Legal Affairs. Prior to joining Green Dot, Mr. Ricci was an associate at the law firm of Strategic Law Partners, LLP from November 1999 to June 2002. Mr. Ricci began his career as an attorney in the Enforcement Division of the SEC. Mr. Ricci holds a B.A. in economics and political science from the University of California at San Diego and a J.D. from Loyola Law School.
Lewis B. Goodwin has served as President and Chief Executive Officer of our subsidiary, Green Dot Bank, since December 2011. From December 2009 to December 2011, he served as our Senior Vice President, Banking Relations. Prior to joining Green Dot, he served as Chief Executive Officer for Chrysler Financial Bank - in application, a financial services firm from September 2008 to September 2009. He served as Chief Financial Officer at DaimlerChrysler Bank, in application, a financial services company, from June 2005 to August 2008. During this period, he also served as Vice President, Bank Development at DaimlerChrysler Financial Services, a financial services company. He served as Chief Financial Officer at Toyota Financial Savings Bank, a Nevada Thrift company, from May 2003 to June 2005. He served as Senior Vice President and Chief Financial Officer of Medallion Bank, a Utah Industrial Bank, from September 2002 to June 2003. He served as Providian Bank, Utah Vice President Accounting and Finance, a Utah Industrial Bank, from January 1996 to January 2003. He served as Senior Vice President Controller at West One Bank, Utah, a financial services company, from June 1984 to December 1996. Mr. Goodwin received a B.S. in finance and a B.S. degree in accounting from the University of Utah. Mr. Goodwin is a licensed Certified Public Accountant in Utah since 1984.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
The following discussion describes and analyzes our compensation program for the six current or former executive officers who are identified in the “Summary Compensation Table” below (our “named executive officers”). For 2013, our named executive officers were:

•	Steven W. Streit, Chairman, President and Chief Executive Officer, or CEO;

•	John L. Keatley, Chief Financial Officer (through August 2013);

•	Grace T. Wang, Chief Financial Officer (starting November 2013);

•	Konstantinos Sgoutas, Chief Revenue Officer;

•	John C. Ricci, General Counsel and Secretary;

•	Lewis B. Goodwin, Chief Executive Officer, Green Dot Bank;
Compensation Philosophy and Objectives
Our executive compensation program is designed to:

•	attract and retain talented and experienced executives;

•	motivate and reward executives whose knowledge, skills and performance are critical to our success;

•	link compensation to company performance;

•	link specific cash-based elements of compensation to our near-term financial performance; and

•	align the interests of our executive officers and those of our stockholders by providing our executive officers with long-term incentives to increase stockholder value.
We have endeavored to create an executive compensation program that provides a mix of short-term and long-term payments and awards, cash payments and equity awards, and fixed and variable payments and awards that we believe appropriately motivates our executive officers. We view these components of compensation as related but distinct. In general, our compensation committee and our board of directors believe a significant portion of the value of total on-target compensation for each of our named executive officers should be in the form of performance-based compensation. In addition, our compensation committee and our board of directors strive to keep cash compensation at a competitive level while providing executive officers with the opportunity to be well rewarded through equity awards if our company performs well over time.
During 2013, we completed the gradual shift, commenced in 2011, to an executive compensation program design that emphasizes “at risk” or performance-based pay, as reflected in the sum of on-target short-term cash incentives plus grant date value of long-term equity awards as a percentage of the value of total on-target compensation (i.e., the sum of annual base salary, target annual variable cash incentive award value and grant date value of long-term, equity-based incentive awards). Our compensation committee targeted total on-target compensation and each of its components with reference to the 50th percentile of the peer group. The following table presents total on-target compensation and the on-target value of each these components for 2013. For more detail regarding our compensation committee’s decisions, see the narrative under “-Elements of Compensation” below.

	On-Target Compensation*
Name	Base Salary ($)	Annual Variable Cash Incentives ($)(1)	Long-Term Equity Incentive Awards ($)	Total ($)
Steven W. Streit	555,000	555,000	5,216,000	6,326,000
John L. Keatley, former Chief Financial Officer	425,000	297,500	347,830	1,070,330
Grace T. Wang, current Chief Financial Officer(2)	425,000	NA	3,396,896	3,821,896
Konstantinos Sgoutas	375,000	375,000	954,006	1,704,006
John C. Ricci	360,000	180,000	557,265	1,097,265
Lewis B. Goodwin	300,000	210,000	467,715	977,715
_____________

*	These amounts are not a substitute for the amounts disclosed in the Summary Compensation Table, which are disclosed in accordance with SEC rules.

(1)	This column excludes a discretionary bonus of $200,000 that was paid to Mr. Streit in 2013, as discussed further below.

(2)
Ms. Wang’s employment commenced in November 2013 and, while her compensation was targeted with reference to the 50th percentile of the 2013 peer group, elements of her compensation were designed as inducements, as discussed further below. For example, Ms. Wang received a one-time sign-on bonus of $310,000, which is not reflected in the table above

Our compensation committee believed that the allocation between salary and incentive cash compensation reflected above encouraged our executive officers to take appropriate risks aimed at improving our company's financial success and creating long-term stockholder value, helped align our executive officers' short-term cash incentives with the competitive practices of our 2013 peer group, and did not promote inappropriate risk taking. The amount and type of equity awards that were approved for 2013 reflected our compensation committee's desire to motivate performance of the executive officers and manage our burn rate and stockholder dilution.
From time to time, special business conditions may warrant additional compensation, such as discretionary sign-on bonuses, housing and travel allowances, to attract, retain or motivate executive officers. Examples of these conditions include the need to recruit or retain individuals with specific or unique talents, such as the hiring of our new Chief Financial Officer in 2013, and to recognize exceptional contributions. In these situations, we consider our business needs and the potential costs and benefits of special rewards. During 2013, we awarded Mr. Streit a discretionary cash bonus of $200,000 in recognition of his accomplishments as our CEO, as discussed below.
Risk Considerations
We design our total compensation mix to encourage our executive officers to take appropriate risks aimed at improving our company's financial success and creating long-term stockholder value. We believe that the design and objectives of our executive compensation program provides an appropriate balance of incentives for executive officers and thereby discourages them from taking inappropriate risks. In this regard, our executive compensation program includes, among other things, the following design features:

•	A balanced mix of fixed versus variable payments and awards, and cash payments versus equity awards;

•	Alignment with the competitive practices reflected in the most relevant labor-market in which Green Dot competes;

•	Variable payments solely based on achieving the company performance objectives of adjusted EBITDA and annual revenue and subject to our “clawback” right under certain circumstances;

•	A balanced mix of short-term and long-term incentives, with short-term incentives currently representing a significantly lower proportion of the total mix; and

•	Maximum award limits for annual incentive awards.
Our compensation committee has assessed our compensation philosophy and objectives and forms of compensation and benefits for all employees, including executives, and has concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.
Compensation Decision Process
Our compensation committee oversees the compensation of our named executive officers and our executive compensation programs and initiatives. Our compensation committee typically reviews executive officer compensation, both base salary levels and the target levels for variable cash incentive awards, in the second half of each fiscal year, so that it can conduct a formal benchmarking process using compensation data for the most recently completed year. In connection with this review, our compensation committee considers any input it may receive from our CEO (with respect to executive officers other than himself) in evaluating the performance of each executive officer and sets each executive officer's total target cash compensation for the current year based on this review and the other factors described below. We pay cash incentive awards under our incentive bonus plan, which is designed to compensate our named executive officers for their contribution to achieving financial goals contained in our company financial plan, as explained in further detail below. Authority to make equity award grants to our named executive officers currently rests with our compensation committee.
We have based most, if not all, of our prior compensation determinations, including those made for 2013, on a variety of factors, including our performance, our financial condition and available resources, individual performance, our need for a particular position to be filled and the recommendations of our CEO (other than with respect to his own compensation). As discussed under “-Compensation Surveys and Consultants” below, for 2013, the compensation committee engaged a compensation consultant and once again conducted a formal benchmarking process. In establishing compensation for executive officers other than our CEO, our compensation committee gives weight to the recommendations of our CEO, but final decisions about the compensation of our named executive officers are typically made solely by our compensation committee
At our 2011 annual meeting of stockholders, we requested stockholders to cast a non-binding advisory vote on the compensation of our executive officers as described in the proxy statement for our 2011 annual meeting of stockholders, the so-called “say-on-pay” vote. Of the votes cast on the say-on-pay proposal, over 99% were voted in favor of our executive compensation. Our compensation committee reviewed and considered the result of the vote and concluded that it signified stockholder approval of the above-stated goals of our executive compensation and of our efforts to achieve those goals. In light of the result of the say-on-pay vote, our compensation committee took no action to change the executive compensation decisions made with respect to 2011 and in 2012 and 2013 it maintained the same general structure for executive compensation.
Compensation Surveys and Consultants
Our compensation committee retained Barney & Barney LLC (“Barney & Barney”), to help it establish industry compensation benchmarks and to assist our compensation committee in designing its executive compensation program for 2013. In this regard, our compensation committee engaged Barney & Barney to assist in the selection of an appropriate peer group for executive compensation benchmarking purposes and to provide its recommendations on competitive 2013 peer group pay practices.
For 2013, Barney & Barney compiled the following peer group of companies under the direction of our compensation committee. This group (the “proxy peer group”) is identical to our “proxy peer group” for 2012 and primarily consists of larger companies (or divisions of companies) in the U.S. payment processor industry that are viewed to be direct competitors for executive talent.

Alliance Data Systems, Inc.	Global Payments Inc.	Total System Services, Inc.
Capital One Financial Corporation	Heartland Payment Systems, Inc.	Visa Inc.
Discover Financial Services	MasterCard Incorporated	The Western Union Company
Euronet Worldwide, Inc.	MoneyGram International, Inc.	Wright Express Corporation
Global Cash Access, Inc.	Netspend Holdings, Inc.
The 2013 peer group also included a survey data peer group consisting of 62 similarly-sized technology companies with 2012 revenues ranging from $400 million to $1.0 billion.
For 2013, the proxy peer group was used to inform our compensation committee of pay levels and practices most relevant for the labor market in which Green Dot competes. Our compensation committee supplemented its review of the proxy peer group data, which is limited to publicly-disclosed compensation information for typically the top five highest paid officers (“NEOs”) of the companies within the proxy peer group, with information from the survey data peer group because, among other reasons, compensation information for some executive officer or senior management comparisons was not available from every company within the peer group. The survey data peer group was primarily used to provide our compensation committee with information on pay levels and practices for NEOs plus many other positions at growth-oriented companies that would not be publicly-disclosed in SEC filings, as a means of accounting for Green Dot's stage of development relative to the companies in the proxy peer group.
In reviewing the competitive compensation information obtained from the 2013 peer group, our compensation committee, with the assistance of Barney & Barney, used various analytical methods to account for the size of Green Dot relative to the larger companies in the 2013 peer group. Benchmarks were established for certain of our executive officers with respect to the proxy peer group through regression analyses of total compensation paid to comparable executives at companies within the 50th percentile of proxy peer group, which were designed to account for larger size of the companies within that group relative to Green Dot. Due to the data limitations described above, our compensation committee did not establish benchmarks for our Chief Revenue Officer or the Chief Executive Officer of Green Dot Bank with respect to the proxy peer group. Because the companies in the survey data peer group are comparable in size to Green Dot, our compensation committee targeted total on-target compensation for named executive officers with reference to the 50th percentile of total compensation paid to comparable executives at companies within the survey data peer group. Our compensation committee believed that setting compensation with reference to the regressed proxy peer group benchmarks and the 50th percentile of the survey data peer group (the “reference level”) would appropriately balance its objectives of promoting retention, providing appropriate performance incentives and aligning executives' interests with those of our stockholders. Since the regressed proxy peer group benchmarks were materially consistent with the reference level, for purposes of simplifying the following discussion, references to the reference level include proxy peer group benchmarks.

Barney & Barney conducted a study to develop its recommendations on competitive 2013 peer group pay practices. Based on this study, Barney & Barney determined that long-term equity award values for our named executive officers on average were significantly below the reference level for the 2013 peer group. Our compensation committee's cash-based executive compensation decisions for 2013 were generally consistent with Barney & Barney's recommendations, although our compensation committee's decisions were not solely based on Barney & Barney's recommendations and, as discussed below, our compensation committee decided to target a higher level of long-term equity award value for our CEO than was recommended by Barney & Barney.
Elements of Compensation
Our current executive compensation program consists of the following primary components:

•	base salary;

•	variable cash incentive and other cash awards linked to corporate objectives; and

•	periodic grants of long-term equity-based awards.
Base Salary. We seek to provide each member of our senior management with a base salary that is appropriate for his or her roles and responsibilities, and that provides him or her with a level of income stability. Our compensation committee reviews the base salaries of our executive officers annually, with significant input from our CEO, to determine whether any adjustment is warranted. In considering a base salary adjustment, our compensation committee considers our company's overall performance and the executive officer's performance, individual contribution, changes in responsibilities and prior experience. Our compensation committee may also take into account the executive officer's current salary and equity ownership and the amounts paid to other executive officers of our company.
During 2013, our compensation committee reviewed and determined not to raise the annual base salaries for each of our named executive officers. In evaluating the annual base salaries of our named executive officers, our compensation committee took into account 2013 peer group data and each individual's scope of responsibility, performance and other contributions and prior experience. Based on its evaluation, our compensation committee determined that the base salaries of each executive officer continued to align with the competitive practices of our 2013 peer group and serving their retention purposes.
Our compensation committee used a different approach to determine Ms. Wang’s annual base salary. In this case, our compensation committee targeted the level of Ms. Wang’s annual base salary with reference to the 50th percentile of the 2013 peer group as well as her annual base salary with her then-current employer. Our compensation committee used this approach to attract Ms. Wang because it believed that it would need to offer her compensation that would lessen the financial impact of her departure from her then-current employer. In this regard, our compensation committee also awarded Ms. Wang a one-time sign-on bonus of $310,000 as an inducement to accept our offer of employment. We also agreed to reimburse her for relocation expenses of up to $150,000, subject to her agreement to repay all or a proportion of the reimbursements should she leave our company prior to completing 12 months of service (the proportion being dependent on how many months of employment she served at the time of her departure).
The actual base salaries paid to our named executive officers in 2013 are set forth in the “Summary Compensation Table” below.
Cash Incentive Awards. We utilize cash bonuses to incentivize our executive officers to achieve company performance goals on an annual basis, and to reward extraordinary accomplishments. We establish bonus targets for variable cash incentive awards annually, following the end of the year, and we pay bonuses following the end of the performance period (i.e., 2013). Each executive officer's on-target bonus amount is a pre-determined amount that is intended to provide a competitive level of compensation if the executive officer achieves his performance targets. Performance targets consist of one or more company performance objectives. In general, we use performance targets to ensure that our executive compensation program aligns the interests of each of our named executive officers with those of our stockholders and that we provide our named executive officers with incentives to maximize their efforts throughout the year. Our annual variable cash incentive awards are intended to compensate our named executive officers for their contribution to achieving financial goals for the performance period contained in our company financial plan. We determine the actual bonus award for each of our named executive officers according to the level of achievement of company performance objectives. For more information about our variable cash incentive awards, see “2013 Executive Officer Incentive Bonus Plan”.
Our compensation committee may grant non-plan cash incentive awards at any time during the year to reward an executive officer who accomplishes pre-established extraordinary or nonrecurring business objectives on behalf of our company. To date, the compensation committee has granted these awards infrequently. In September 2013, our compensation committee approved for Steven W. Streit a discretionary cash bonus of $200,000 in recognition of his accomplishments as our CEO. In connection with this decision, our compensation committee noted Mr. Streit’s leadership and performance through an uncertain and challenging period in our company’s history, our company’s success toward achieving its strategic objectives and the extent of stockholder value creation in the 12 months prior to the award.
The actual cash incentive awards paid to our named executive officers in 2013 are set forth in the “Summary Compensation Table” below under the column captioned “Non-Equity Incentive Plan Compensation.”
2013 Executive Officer Incentive Bonus Plan. We calculated all variable cash incentive awards under our 2013 Executive Officer Incentive Bonus Plan by multiplying the participant's on-target bonus amount by the percentage of achievement of corporate objectives. Our compensation committee evaluated on-target bonus amounts with reference to the reference level of the 2013 peer group, using its subjective judgment to determine the amount of bonus sufficient to continue to align the interests of each named executive officer with those of those of our stockholders and provide incentives to maximize their efforts throughout the year. For 2013, our compensation committee set individual 2013 annual on-target bonus amounts for the named executive officers ranging from 50% to 100% of their respective annual base salaries, based on its evaluation of competitive 2013 peer group pay practices and its subjective judgment taking into account the available information, including our CEO's recommendations. Our named executive officers who are responsible for revenue generation-related functions were gathered at the top of the range and the others were gathered toward the mid- to low-end of the range, reflecting our compensation philosophy to link specific cash based elements of compensation to our near term financial performance, and to increase the link the compensation to company performance where doing so would have the greatest impact on revenue generation. The on-target bonus amounts for our named executive officers for 2013 were as follows: Mr. Streit -- $555,000; Mr. Keatley -- $297,500; Mr. Sgoutas -- $375,000; Mr. Ricci -- $180,000 and Mr. Goodwin -- $210,000.
For 2013, our compensation committee, in consultation with Barney & Barney, determined to maintain the same incentive bonus plan structure it used in 2012, but elected to change one of the two company performance objectives thereunder, as explained below. The 2013 Executive Officer Incentive Bonus Plan provides for annual payments based on two company performance measures, with an opportunity to earn up to 150% of the on-target bonus amount. Our compensation committee believed this plan is consistent with prevailing market practices among companies within our peer group and aligns with our compensation philosophy and objectives. As explained below, the actual amount of any payouts under variable cash incentive awards to a named executive officer is determined by multiplying the on-target bonus payment by a “multiplier” (which could be more or less than 100% but could not exceed 150%) that could vary depending on the percentage of achievement of the two company performance objectives.
Our board of directors approves a financial plan for our company for each fiscal year and, in practice, that action resets our cash incentive compensation plan for that year, establishing the corporate objective(s) under the plan. For 2013, our named executive officers were eligible to earn bonuses based upon attainment of the annual goals contained in our company financial plan for:

•
Adjusted EBITDA, which is calculated as earnings before interest, taxes, depreciation and amortization, employee stock-based compensation expense, stock-based retailer incentive compensation expense and other non-recurring items, reflected in our consolidated statements of operations; and

•
annual revenue, which is calculated by adding the amount of stock-based retailer incentive compensation to the amount of total operating revenues reflected in our consolidated statements of operations.

Adjusted EBITDA and annual revenue were chosen as corporate objectives under the plan because we believed them to be the best indicators of financial success and stockholder value creation for our company. Our compensation committee also selected these measures because improvement in these measures aligns with our overall growth strategy, we and our investors see these measures as among the most critical of our financial information, and these measures balance growth and profitability. We also believe that the focus on adjusted EBITDA as the corporate objective discourages inappropriate risk taking by our executives as it encourages them to take a balanced approach that focuses on corporate profitability. In connection with establishing the 2013 Executive Officer Incentive Bonus Plan, the compensation committee decided to replace the company performance objectives it had used under prior plans, profit before tax, with adjusted EBITDA. Our compensation committee made this change because it believed that adjusted EBITDA more closely aligns with increases in stockholder value than PBT, and is a clearer objective since we report this non-GAAP financial measure in our earnings releases on a quarterly basis.
The company performance objectives were set at levels that were intended to reward our named executive officers for achieving results that met our expectations. We believe that, to provide for an appropriate incentive effect, the goals should be such that to achieve 100% of the objective, the performance for the performance period must be aligned with our company financial plan, and that our named executive officers should not be rewarded for company performance that did not approximate our company financial plan. Accordingly, our cash incentive compensation plan was designed to pay our named executive officers nothing if our company failed to achieve at least 90% of both company performance objectives. The fact that this threshold level was not achieved last year - resulting in no amounts were paid to our named executive officers under the plan in 2013 -- reflects the general degree of difficulty our compensation committee seeks to establish when setting company performance objectives under its annual cash variable incentive programs.
For 2013, the adjusted EBITDA and annual revenue targets under the plan were $99.6 million (10.5% year-over-year decline) and $530.0 million (13.2% year-over-year decline), respectively, and actual results, in each case as adjusted for the items below, were $99.7 million (10.4% year-over-year decline) and $582.3 million (6.6% year-over-year growth), respectively. We determined that the “multiplier' was 113% (100% achievement of adjusted EBITDA target and 110% achievement of annual revenue target) for 2013. Accordingly, as a result of application of the above formula, 113% of the on-target bonus amounts were paid to our named executive officers under our 2013 Executive Officer Incentive Bonus Plan. Our compensation committee evaluated this outcome and, taking into account its philosophy of linking payment to company performance, determined not to award discretionary or other bonuses, except for the discretionary bonus paid to our CEO described above.
Long-Term Equity-Based Awards. We utilize long-term equity awards to ensure that our named executive officers have a continuing stake in our long-term success. We currently use two forms of equity for long-term equity incentive compensation: stock options and restricted stock units ("RSUs"). Because we award our executive officers stock options with an exercise price equal to or greater than the closing price per share of our Class A common stock on the date of grant, these options will have value to our named executive officers only if the market price of our common stock increases after the date of grant. Typically, our stock options vest and become exercisable as to 25% of the shares underlying the option on the first anniversary of the vesting commencement date, with the remainder of the shares vesting monthly in equal installments over the next three years. Our compensation committee believes that these features of the awards align the interests of our named executive officers with those of the stockholders because they create the incentive to build stockholder value over the long-term.
RSUs represent the right to receive one share of Class A common stock for each RSU vested upon the settlement date, which is the date on which certain conditions, such as continued employment with us for a pre-determined length of time, are satisfied. As discussed further below, starting in 2013, we elected to award a portion of the named executive officers’ equity incentive award value in the form of RSUs, rather than solely granting stock options consistent with our past practices. This change was made to enhance the retention of named executive officers and balance the more volatile rewards associated with stock options. Our compensation committee believes that RSUs align the interests of the named executive officers with the interests of the stockholders because the value of these awards appreciate if the trading price of our common stock appreciates, and also have retention value even during periods in which our trading price does not appreciate, which supports continuity in the senior management team.
Equity awards also improve our ability to attract and retain our executives by providing compensation that is competitive with market levels. Our compensation committee seeks to provide equity incentive awards that are generally competitive with market practice, which it determined in 2013 by reference to the practice among companies in our 2013 peer group. We typically grant equity awards to executive officers upon hiring or promotion, in connection with a significant change in responsibilities, to recognize extraordinary performance, or to achieve internal equity. At least annually, our compensation committee reviews the equity ownership of our executive officers and considers whether to make additional awards. Our compensation committee takes into account, on a subjective basis, various factors in connection with making its determination. These factors include the responsibilities, past performance and anticipated future contributions of the executive officer and the competitiveness of the executive officer's overall compensation package, as well as the executive officer's existing equity holdings, the extent to which these holdings are vested, the potential reward to the executive officer if the market value of our common stock appreciates, and the recommendations of our CEO. Beginning in 2012, our compensation committee began taking into account “burn rate” as an additional factor in making its determinations with respect to long-term equity awards. Burn rate is calculated by dividing the total number of shares granted under all of our equity incentive plans during a period by the weighted average number of shares of Class A common stock outstanding during that period, and is expressed as a percentage. In 2013, our compensation committee determined to target long-term equity award grant guideline levels for our named executive officers with reference to the reference level of the 2013 peer group, noting that Barney & Barney had determined that, in each case, the then-existing long-term incentive values for our named executive officers were significantly below the reference level for the comparable position at the companies within the 2013 peer group.
The circumstances arising from the decline in the trading price of our Class A common stock during the second half of 2012 contributed to changes in the design of our executive compensation program in 2013. By early 2013, our stock price had not improved significantly and a large number of our outstanding stock options were deeply “out of the money,” providing very limited incentive and retentive value. Our compensation committee evaluated various alternatives to provide our employees with the opportunity to hold long-term equity awards that over time had a greater potential to increase in value than their existing stock options. Following these evaluations, in order to support the goal of retention, our compensation committee authorized the grant of a limited number of equity awards to executive officers and other employees ahead of schedule (“off-cycle awards”), and to reduce the value of awards approved for each recipient at the end of the annual review cycle by an amount corresponding to the value of his or her off-cycle award. After taking into account the then-recent volatility in the trading price of our common stock, our burn rate, management’s recommendations and other factors discussed above, our compensation committee granted to our executive officers off-cycle awards, including both stock options and RSUs to some executive officers. Our compensation committee also approved a stock option exchange program, but executive officers were not eligible to participate in this program.
Following completion of the annual review cycle in the second half of 2013, the “netting” of off-cycle awards and consideration of the factors mentioned above for each named executive officer, our compensation committee determined to grant additional equity awards to each of our named executive officers in October 2013. After giving effect to the grant of these additional equity awards, the named executive officers, other than the Chief Revenue Officer, received all or the substantial majority of the value of their equity compensation in the form of RSUs and the remainder in the form of stock options, while our Chief Revenue Officer received approximately 75% of his equity compensation in 2013 in the form of stock options. These percentages are based on the grant date fair value of the shares of common stock underlying the RSUs and the grant date fair value of the stock options, computed in accordance with FASB ASC Topic 718. A summary of the equity awards to named executive officers is set forth below, as well as in the “Grant of Plan-Based Awards - 2013” table, which provides additional information, including grant date fair values for each award.
For all of 2013, our compensation committee approved grants of options to purchase 75,000, 50,000, 25,000 and 25,000 shares of our Class A common stock to Messrs. Sgoutas, Keatley, Goodwin and Ricci, respectively, each with an exercise price of $16.34 per share, the closing price per share of our Class A common stock on the grant date. Mr. Sgoutas was also granted an option to purchase an additional 25,000 shares with an exercise price of $16.13 per share. In addition, Messrs. Streit, Sgoutas, Goodwin and Ricci were awarded RSUs representing a total of 200,000, 10,000, 15,000 and 17,500 shares of our Class A common stock. In general, the determination of the number of shares of our Class A common stock underlying each stock option grant and RSU was made, in part, with reference to the value attributable to the reference level for the comparable position at the companies within the 2013 peer group, which suggested that a higher level of awards were appropriate. The levels were also designed to make executive compensation program competitive and promote retention while keeping the burn rate and dilution associated with our equity compensation programs within a range our compensation committee deemed appropriate. In the case of Mr. Streit’s award, our compensation committee decided to target a higher level of long-term equity award value for our CEO than was recommended by Barney & Barney solely to align our CEO’s regular annual long-term equity-based compensation with 2013 peer group practices. The grant date value of RSUs award to Mr. Streit aligned his long-term equity-based compensation exceeded the 75th percentile of our 2013 peer group. Our compensation committee believed such a significantly larger award was appropriate in light of the fact that Mr. Streit had not been granted and equity awards since April 2011 and his only unvested stock option had an exercise price of $45.31 per share and for the same reasons he was awarded a discretionary cash bonus.
In connection with the hiring of Ms. Wang as our new Chief Financial Officer, we awarded Ms. Wang options to purchase 100,000 shares of our Class A common stock, with an exercise price of $24.11 per share, and RSUs representing 100,000 shares of our Class A common stock. Our compensation committee targeted the value of these awards with reference to the 50th percentile of the 2013 peer group because our compensation committee believed that it would need to offer her a competitive level of long-term equity compensation in order to attract her and properly incentivize her ongoing performance.
Except for the grant to Ms. Wang, each of the stock option grants and awards of RSUs described above were made under our 2010 Equity Incentive Plan. Ms. Wang’s stock option and RSUs were granted outside of the 2010 Equity Incentive Plan pursuant to New York Stock Exchange’s “inducement award” exemption. Each stock option vested and became exercisable as to 25% of the shares underlying the option on the first anniversary of the date of grant, and the remainder of the shares vesting monthly in equal installments over the next three years. Each of these stock options has a ten-year term. Shares of our Class A common stock are issued to holders of RSUs as those awards vest. The vesting schedule for RSUs granted to our named executive officers in 2013 provided that each award vests in four equal annual installments
Severance and Change of Control Agreements
In connection with our initial public offering, we entered into severance arrangements with our then-current named executive officers. These arrangements included severance pay and accelerated vesting of equity awards. These arrangements were designed to promote retention of our senior executive team. As our organization has matured and there have been transitions in management, we have not offered these arrangements to newly-hired executive officers. As a result, only certain executive officers continue to have these arrangements. Details of each of our named executive officer's severance arrangements, including estimates of amounts payable in specified circumstances, are disclosed under “-Severance and Change of Control Agreements” below. The value of our severance arrangements for our named executive officers was not a material factor in our compensation committee's or our board of directors' determination of the level of any other element of their compensation.
We have routinely granted and will continue to grant our named executive officers stock options, RSUs and other equity awards under our equity incentive plans. As further described in “-Severance and Change of Control Agreements” below, some of these equity award agreements for our executive officers provide for acceleration of vesting of the awards for up to 100% of the unvested shares in the event of a change of control.
Other Executive Benefits and Perquisites
During 2013, we provided the following benefits to our executive officers on the same basis as our other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability insurance; and

•	a 401(k) retirement plan.
We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.
In addition to the foregoing, we reimburse Mr. Streit's cost of insurance premiums under our healthcare plans, continuing the benefit we provided him under his employment agreement, which expired in January 2004. In connection with the hiring of Ms. Wang as our new Chief Financial Officer, we also agreed to reimburse Ms. Wang for relocation expenses of up to $150,000, subject to her agreement to repay all or a proportion of the reimbursements should she leave our company prior to completing 12 months of service (the proportion being dependent on how many months of employment she served at the time of her departure). Our compensation committee determined that it should offer this benefit to attract Ms. Wang because it believed that we would need to offer her compensation that would neutralize the cash impact to her of relocating from Europe.
Other Compensation Practices and Policies
Tax Considerations. Section 162(m) of the Internal Revenue Code of 1986, as amended disallows a tax deduction by any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for its chief executive officer and each of our other named executive officers (other than its chief financial officer), unless compensation is performance-based. Prior to the time we became a publicly-held company, our board of directors had not taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation. Our 2010 Equity Incentive Plan is structured so that performance-based equity compensation deemed paid to covered officers in connection with the exercise of stock option grants made under the plan will qualify as performance-based compensation that will not be subject to the $1.0 million limitation. Although our compensation committee generally seeks to structure compensation payable to covered officers to meet the deductibility requirements under Section 162(m), in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our compensation committee has not adopted a policy that all compensation payable to covered officers must be deductible on our federal income tax returns. In addition, our compensation committee cannot ensure that compensation intended to qualify for deductibility under Section 162(m) will in fact be deductible because a number of requirements must be satisfied in order for the compensation to qualify, and uncertainties as to the application and interpretation surrounding this section currently exist.
Policy Regarding the Timing of Equity Awards. We have no program, plan or practice pertaining to the timing of stock option grants to executive officers relative to the timing of the release of material nonpublic information. We do not, as of yet, have any plans to implement such a program, plan or practice.
Policy Regarding Restatements. We do not have a formal policy regarding adjustment or recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Under those circumstances, our board of directors or our compensation committee would evaluate whether adjustments or recoveries of awards were appropriate based upon the facts and circumstances surrounding the restatement or adjustment.

Compensation Committee Report
The information contained in the following report of Green Dot's compensation committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the CD&A be included in this proxy statement and incorporated into Green Dot's annual report on Form 10-K for the year ended December 31, 2013.
Submitted by the Compensation Committee
Kenneth C. Aldrich, Chair
Timothy R. Greenleaf
Michael J. Moritz
George T. Shaheen
Compensation Committee Interlocks and Insider Participation
In 2013, the members of our compensation committee were Kenneth C. Aldrich, Timothy R. Greenleaf and Michael J. Moritz for the entire year, William H. Ott from January to September 2013, and George T. Shaheen since September 2013. None of the members of our compensation committee in 2013 was at any time during 2013 or at any other time an officer or employee of Green Dot or any of its subsidiaries, and none had or have any relationships with Green Dot that are required to be disclosed under Item 404 of Regulation S-K. None of Green Dot's executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during 2013.
Executive Compensation Tables
The following table provides information regarding all plan and non-plan compensation awarded to, earned by or paid to our principal executive officer, those serving as our principal financial officer in 2013 and our three other most highly compensated executive officers serving as such at December 31, 2013. We refer to these six executive officers as our named executive officers.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Stephen W. Streit	2013	555,000	200,000	(4)	5,216,000	—	627,150	3,682	6,601,832
President and Chief Executive Officer	2012	538,846	—		—	—	—	2,092	540,938
	2011	525,000	—		—	1,047,491	160,150	1,840	1,734,481

Grace T. Wang *	2013	38,462	310,000	(5)	2,411,000	985,896	—	—	3,745,358
Chief Financial Officer

Konstantinos Sgoutas	2013	375,000	—		260,800	693,206	423,750	2,759	1,755,515
Chief Revenue Officer	2012	371,772	—		—	2,441,050	—	14,824	2,827,646

John C. Ricci	2013	360,000	—		383,350	173,915	203,400	538	1,121,203
General Counsel	2012	360,000	—		—	247,856	—	8,250	616,106
	2011	357,346	—		—	200,583	115,973	8,250	682,152

Lewis B. Goodwin	2013	300,000	—		293,800	173,915	237,300	—	1,005,015
Chief Executive Officer, Green Dot Bank	2012	300,000	—		—	495,712	—	9,000	804,712

John L. Keatley †	2013	346,539	—		—	347,830	—	692	695,061
Former Chief Financial Officer	2012	425,000	—		—	559,117	—	8,153	992,270
	2011	425,000	—		—	334,306	129,050	8,053	896,409
_____________

†	Mr. Keatley ceased serving as an executive officer on September 1, 2013.

*	Ms. Wang became an executive officer in November 2013.

(1)
The amounts in this column represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of awards of restricted stock units during the applicable period, as discussed in note 10 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2013. The grant date fair value is calculated using the estimated fair value of our common stock, as determined by our board of directors on the date of the award.

(2)
The amounts in this column represent the aggregate grant date fair values, computed in accordance with FASB ASC Topic 718, of stock option awards issued during the applicable period. For information on the valuation assumptions with respect to stock option grants, refer to note 10 of our notes to consolidated financial statements contained in our annual report on Form 10-K for the year ended December 31, 2013. There can be no assurance that these grant date fair values will ever be realized by the named executive officers.

(3)
The amounts in this column represent total performance-based bonuses under our 2013, 2012 and 2011 Executive Officer Incentive Bonus Plans earned for services rendered in the applicable period. See the “Grants of Plan-Based Awards - 2013” table below for information on awards made under our 2013 Executive Officer Incentive Bonus Plan.

(4)	Represents a discretionary cash bonus paid in October 2013.

(5)	Represents a one-time sign-on bonus paid under Ms. Wang's offer letter.
The following table provides information with regard to potential cash bonuses paid or payable for the year ended December 31, 2013 under our performance-based, non-equity incentive plan, and with regard to each stock option or stock award granted to a named executive officer during 2013.
Grants of Plan-Based Awards - 2013

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Shares Underlying Option Awards (#)(3)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)
Name		Threshold	Target	Maximum
Steven W. Streit	(1)	277,500	555,000	832,500	—
	10/01/13				200,000	—	—	5,216,000
Grace T. Wang *	(1)	—	—	—
	11/18/13				—	100,000	48.22	985,896
	11/18/13				100,000	—	—	2,411,000
Kostas Sgoutas	(1)	187,500	375,000	562,500
	04/03/13				—	75,000	8.17	521,745
	04/08/13				—	25,000	8.07	171,461
	10/01/13				10,000	—	—	260,800
Lewis Goodwin	(1)	105,000	210,000	315,000
	04/03/13				—	25,000	32.68	173,915
	04/03/13				10,000	—	—	163,400
	10/01/13				5,000	—	—	130,400
John C. Ricci	(1)	90,000	180,000	270,000
	04/03/13				—	25,000	32.68	173,915
	04/03/13				7,500	—	—	122,550
	10/01/13				10,000	—	—	260,800
John L. Keatley**	(1)	148,750	297,500	446,250
	04/03/13				—	50,000	16.34	347,830
_____________

*	Ms. Wang began serving as an executive officer on November 18, 2013.

**	Mr. Keatley ceased serving as an executive officer on September 1, 2013.

(1)
Represents possible cash incentive awards under our 2013 Executive Officer Incentive Bonus Plan upon our achievement of adjusted EBITDA and annual revenue goals. Actual awards are equal to the executive officers' on-target bonus payment multiplied by a percentage (which may be more or less than 100% but shall not exceed 150%) that varies depending upon achievement of the corporate objectives (i.e., adjusted EBITDA and annual revenue targets). Each of the corporate objectives is given equal weight, except that no bonus was payable if both corporate objectives were not achieved at a level of at least 90%. Under the terms of the plan, the actual award could have ranged from 50% of the executive officers' on-target bonuses amounts if both corporate objectives would have been achieved at the 90% level to 150% of those amounts if both corporate objectives would have been achieved at the 120% level, with the potential for an incrementally larger or smaller actual award within the range based on higher or lower levels of achievement, respectively, above or below the low- and high-end of the range, respectively. Bonuses were payable on an annual basis.

(2)
Represents awards of restricted stock units. The shares underlying these awards vest in four equal annual installments on the anniversary of the grant date. Except for the awards to Ms. Wang, all awards were granted under our 2010 Equity Incentive Plan. In general, the restricted stock units granted to Ms. Wang are subject to the same terms and conditions as apply to the applicable awards granted under the 2010 Equity Incentive Plan. The restricted stock units granted to Messrs. Streit, Keatley and Ricci are or were subject to provisions that call for accelerated vesting upon a change of control as discussed above in “- Compensation Discussion and Analysis” and below in “- Severance and Change of Control Agreements.”

(3)
These option awards vest as to 25% of the shares of common stock underlying the option on the first anniversary of the vesting commencement date, with the remainder of the shares vesting monthly in equal installments over the next three years. Except for the awards to Ms. Wang, all options were granted under our 2010 Equity Incentive Plan. In general, the options granted to Ms. Wang are subject to the same terms and conditions as apply to the applicable awards granted under the 2010 Equity Incentive Plan. The options granted to Messrs. Streit, Keatley and Ricci are or were subject to provisions that call for accelerated vesting upon a change of control as discussed above in “- Compensation Discussion and Analysis” and below in “- Severance and Change of Control Agreements.”

(4)	For additional detail on the grant date fair value of stock awards and stock option awards, see footnotes 1 and 2 to the “Summary Compensation Table” above.

The following table provides information regarding each unexercised stock option or unvested stock awards held by our named executive officers as of December 31, 2013.
Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)(1)		Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Name	Exercisable	Unexercisable
Steven W. Streit	536,602	—	1.55	06/07/14
	200,000	—	4.64	02/15/18
	400,000	—	20.01	11/12/19
	31,333	15,667	45.31	04/01/21
	—	—	—	--	200,000	5,030,000
Grace T. Wang *	—	100,000	24.11	11/18/23
					100,000	2,515,000
Konstantinos Sgoutas	9,455	—	20.01	11/12/19
	15,625	9,375	31.61	06/20/21
	3,166	3,167	33.55	12/01/21
	45,833	54,167	28.46	02/02/22
	19,687	25,313	32.36	03/02/22
	15,000	50,000	12.75	10/01/22
	—	75,000	16.34	04/03/23
	—	25,000	16.13	04/08/23
					1,491	37,499
					10,000	251,500
Lewis B. Goodwin	20,833	1,042	25	02/04/20
	20,833	1,042	25	02/04/20
	28,666	57,334	12.75	10/01/22
	—	25,000	16.34	04/03/23
					10,000	251,500
					5,000	125,750
John C. Ricci	129,300	—	1.41	01/19/16
	49,914	—	4.64	02/15/18
	30,000	—	10.75	12/11/18
	100,000	—	20.01	11/12/19
	6,000	3,000	45.31	04/01/21
	14,333	28,667	12.75	10/01/22
	—	25,000	16.34	04/03/23
					7,500	188,625
					10,000	251,500
John L. Keatley **	95,628	—	20.01	11/12/19
	9,062	—	45.31	04/01/21
____________

*	Ms. Wang began serving as an executive officer on November 18, 2013.

**	Mr. Keatley ceased serving as an executive officer on September 1, 2013.

(1)
All options vest as to 25% of the shares of common stock underlying the option on the first anniversary of the vesting commencement date, with the remainder of the shares vesting monthly in equal installments over the next three years.

(2)
For awards granted prior to our initial public offering in July 2010, represents the fair market value of a share of our common stock, as determined by our board of directors, on the option's grant date. Please see “Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates - Employee Stock-Based Compensation” of our annual report on Form 10-K for the year ended December 31, 2013 for a discussion of how we have valued our common stock.

(3)	Represents awards of restricted stock units. The shares underlying these awards vest in four equal annual installments on the anniversary of the grant date.

The following table provides information concerning each exercise of stock options by, and each vesting of stock awards for, each of our named executive officers during the year ended December 31, 2013.
Option Exercises and Stock Vested - 2013

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Steven W. Streit	—	—	—	—
Grace T. Wang	—	—	—	—
Kostas Sgoutas	27,189	450,500	465	18,066
Lewis Goodwin	—	—	—	—
John C. Ricci	160,012	1,331,500	—	—
John L. Keatley *	451,793	4,438,666	—	—

*	Mr. Keatley ceased serving as an executive officer on September 1, 2013.
Employment Agreements, Offer Letters and Arrangements
Steven W. Streit. Mr. Streit's current annual base salary is $555,000, and his maximum bonus under our 2014 Executive Officer Incentive Bonus Plan is $832,500. Mr. Streit's employment is at will and may be terminated at any time, with or without formal cause. As discussed in “- Severance and Change of Control Agreements” below, if we terminate Mr. Streit without cause (as defined in his severance agreement), we have agreed to pay him six months of his then-current annual base salary.
Grace T. Wang. Ms. Wang's current annual base salary is $400,000, and her maximum bonus under our 2014 Executive Officer Incentive Bonus Plan is $450,000. Ms. Wang's employment is at will and may be terminated at any time, with or without formal cause.
Konstantinos Sgoutas. Mr. Sgoutas's current annual base salary is $375,000, and his maximum bonus under our 2014 Executive Officer Incentive Bonus Plan is $562,500. Mr. Sgoutas's employment is at will and may be terminated at any time, with or without formal cause.
John C. Ricci. Mr. Ricci's current annual base salary is $360,000, and his maximum bonus under our 2014 Executive Officer Incentive Bonus Plan is $270,000. Mr Ricci's employment is at will and may be terminated at any time, with or without formal cause. As discussed in “- Severance and Change of Control Agreements” below, if we terminate Mr. Ricci without cause (as defined in his severance agreement), we have agreed to pay him six months of his then-current annual base salary.
Lewis Goodwin. Mr. Goodwin's current annual base salary is $300,000, and his maximum bonus under our 2014 Executive Officer Incentive Bonus Plan is $315,000. Mr. Goodwin's employment is at will and may be terminated at any time, with or without formal cause.
Severance and Change of Control Agreements
Severance Arrangements. Under our severance agreements with some of our named executive officers, we have agreed, if we terminate his employment without cause (as defined in his employment or severance agreement), to pay him six months of his then-current salary and to accelerate fully the vesting of all unvested shares underlying his then-outstanding equity awards. The following table summarizes the cash severance amount and the value of the acceleration payout each named executive officer would have been entitled to receive assuming a qualifying termination as of December 31, 2013. Acceleration values are based upon the closing price for a share of our Class A common stock of $25.15 on December 31, 2013, the last trading day of 2013, minus the exercise price.

Name	Severance Amount ($)	Accelerated Stock Options ($)
Steven W. Streit	277,500	—
John C. Ricci	180,000	575,721

Change in Control Arrangements. Certain option agreements for the named executive officers listed in the table below provide for full vesting of the unvested shares underlying the options in the event of a change in control. The following table summarizes the value of the payouts to these executive officers pursuant to these awards, assuming a qualifying change of control as of December 31, 2013. Values are based upon the closing price for a share of our Class A common stock of $25.15 on December 31, 2013, the last trading day of 2013, minus the exercise price.

Name	Accelerated Stock Options ($)
Steven W. Streit	—
John C. Ricci	575,721

EQUITY COMPENSATION PLAN INFORMATION
We maintain the 2001 Stock Plan, 2010 Equity Incentive Plan and 2010 Employee Stock Purchase Plan, each of which was approved by our stockholders. Without stockholder approval, we issued a warrant to purchase up to 4,283,456 shares of common stock to PayPal, Inc. in connection with a commercial transaction and a non-plan option and a non-plan restricted stock units award in connection with the offer of employment and hiring of our new Chief Financial Officer. The following table presents information as of December 31, 2013 with respect to compensation plans under which shares of our Class A common stock may be issued. Except as noted below, all share amounts represent shares of our Class A common stock.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
	(a)		(b)(1)	(c)
Equity compensation plans approved by security holders	6,464,891	(2)(3)	$16.47	1,411,512	(4)
Equity compensation plans not approved by security holders	4,483,456	(5)	23.71	—
Total	10,948,347			1,411,512
____________

(1)	The weighted average exercise price relates solely to outstanding stock option shares or warrant shares since shares subject to restricted stock units have no exercise price.

(2)	Excludes purchase rights accruing under the 2010 Employee Stock Purchase Plan.

(3)	Includes options to purchase 5,112,427 shares of our Class A common stock and restricted stock unit awards underlying 1,352,464 shares of our Class A common stock.

(4)
Includes 929,598 shares that remain available for purchase under the 2010 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2010 Equity Incentive Plan will increase automatically on the first day of January of each of 2011 through 2014 by a number of shares equal to 3% of the total outstanding shares our Class A common stock as of the immediately preceding December 31st. Similarly, the number of shares reserved for issuance under our 2010 Employee Stock Purchase Plan will increase automatically on the first day of January of each of 2011 through 2018 by the number of shares equal to 1% of the total outstanding shares of our Class A common stock as of the immediately preceding December 31st.

(5)
Represents 4,283,456 shares that remained outstanding pursuant to warrants to purchase shares of our Class A common stock as of December 31, 2013, a non-plan option to purchase 100,000 shares of our Class A common stock and a non-plan restricted stock unit award providing for the issuance of up to 100,000 shares of our Class A common stock.

PayPal Warrant
As of December 31, 2013, a warrant to purchase up to 4,283,456 shares of common stock, with an exercise price of $23.70 per share, was outstanding. The warrant provided that 3,426,765 shares will vest and become exercisable only upon the achievement of certain performance goals prior to the earlier of March 3, 2014 or the termination of our commercial agreement with PayPal, and the remaining shares will vest and become exercisable only if certain additional performance goals are met prior to the same deadline. The warrant provided that it would expire on the earlier of March 3, 2014 or the termination of our commercial agreement with PayPal if none of the shares subject to the warrant have vested prior to the earlier event. The warrant expired pursuant to its terms on March 3, 2014.
Non-Plan Option and RSU Grants
We granted employment inducement awards of stock options and restricted stock units to Grace Wang in connection with hiring her as our Chief Financial Officer, effective November 18, 2013. She was granted an option to purchase 100,000 shares of our Class A common stock with an exercise price equal to $24.11 per share and restricted stock units providing for the issuance of up to 100,000 shares of Class A common stock. See “Outstanding Equity Awards at Fiscal Year End” for descriptions of the vesting terms for these awards. These awards were granted outside of our 2010 Equity Incentive Plan, but except as set forth in the award agreements, are generally be subject to the same terms and conditions as apply to the applicable awards granted under the 2010 Equity Incentive Plan.

TRANSACTIONS WITH RELATED PARTIES, FOUNDERS AND CONTROL PERSONS
From January 1, 2013 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Executive Compensation” or Proposal No. 1, "Election of Directors - Director Compensation," above.
Review, Approval or Ratification of Transactions with Related Parties
We have adopted a written related-party transactions policy which sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” Our audit committee reviews transactions that may be “related person transactions,” which are transactions between us and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any executive officer, director, nominee for director, or stockholder of ours holding more than 5% of any class of our voting securities, in each case since the beginning of the previous fiscal year, and their immediate family members.
Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions, arrangements or relationships need not be approved by our audit committee pursuant to the policy:

•	employment by us of an executive officer if:

•	the related compensation is required to be reported in our proxy statement, or

•
the executive officer is not an immediate family member of another of our executive officers or directors, the related compensation would be reported in our proxy statement if the executive officer were a “named executive officer,” and our compensation committee approved or recommended that our board of directors approve the compensation;

•	any compensation paid to a director if the compensation is required to be reported in our proxy statement;

•	any transaction where the related person's interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro-rata basis;

•	any transaction where the rates or charges involved are determined by competitive bids;

•	any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or government authority;

•	any transaction involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services;

•
any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person's only relationship is as an employee (other than as an executive officer);

•
any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related person is a trustee, director or executive officer, if the aggregate amount involved in any fiscal year does not exceed $120,000;

•	any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•	ordinary course business travel expenses, advances and reimbursements; and

•	any indemnification payments made pursuant to our insurance policies, certificate of incorporation or bylaws or as otherwise approved by our board of directors.
Under the policy, members of our legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to our audit committee. In addition, transactions may be identified through our code of business conduct and ethics or our other policies and procedures, and reported to the audit committee. The audit committee determines whether the related person has a material interest in a transaction and may approve, ratify, reject, rescind or take other action with respect to the transaction.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of Green Dot's Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Green Dot under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Green Dot specifically incorporates it by reference.
The Audit Committee has reviewed and discussed with Green Dot's management and Ernst & Young LLP the audited consolidated financial statements of Green Dot contained in Green Dot's annual report on Form 10-K for the year ended December 31, 2013. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable auditing standards.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP its independence from Green Dot.
Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements be included in Green Dot's annual report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Timothy R. Greenleaf, Chair
Mary J. Dent
William H. Ott, Jr.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
 Green Dot's bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Green Dot Corporation, 3465 East Foothill Blvd., Pasadena, CA 91107, Attn: Corporate Secretary.
 To be timely for the 2015 annual meeting, a stockholder's notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Green Dot not earlier than 5:00 p.m. Pacific Time on February 5, 2015 and not later than 5:00 p.m. Pacific Time on March 9, 2015. A stockholder's notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Green Dot's bylaws.
 Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Green Dot's 2015 annual meeting must be received by the Company not later than December 12, 2014 in order to be considered for inclusion in Green Dot's proxy materials for that meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16 of the Exchange Act requires Green Dot's directors, executive officers and any persons who own more than 10% of Green Dot's common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Green Dot with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to Green Dot and written representations from the directors and executive officers, Green Dot believes that all Section 16(a) filing requirements were timely met in 2013, with the exception of the following reports that were filed late: John L. Keatley's Form 4 reporting a conversion of 34,538 shares of Class B common stock to Class A common stock on July 12, 2013; Simon Heyrick’s Form 4 for reporting 168 shares withheld for tax obligations upon restricted stock units settling on December 1, 2013, Simon Heyrick's Form 4 for reporting 559 shares withheld for tax obligations upon restricted stock units settling on August 3, 2013, Simon Heyrick's Form 4 for receipt of a restricted stock unit grant on April 3, 2013 and Simon Heyrick’s Form 4 for reporting 164 shares withheld for tax obligations upon restricted stock units settling on December 1, 2012; John C. Ricci’s Forms 4 to report the conversion of shares of Class B common stock to Class A common stock on April 24, 2013 and May 2, 2011; Konstantinos Sgoutas’ Form 4 for reporting the exercise of a stock option to purchase shares of Class A Common Stock, the sale of 10,000 shares of Class A Common Stock and 280 shares withheld for tax obligations upon restricted stock units settling on November 29, 2013 and Konstantinos Sgoutas’ Form 4 for reporting 274 shares withheld for tax obligations upon restricted stock units settling on December 1, 2012; Steven W. Streit’s Form 4 for reporting a conversion of shares of Class B common stock to Class A common stock on May 9, 2012 and Steven W. Streit’s Form 5 for reporting gift distributions between the Streit 2009 GRAT A and Streit 2009 GRAT B to the Steven W. Streit Family Trust in February and March 2011 and February 2012; Kenneth C. Aldrich’s Form 4 for reporting a conversion of shares of Class B common stock to Class A common stock held by YKA Partners Ltd. on March 11, 2011.
Available Information
Green Dot will mail without charge, upon written request, a copy of Green Dot's annual report on Form 10-K for the year ended December 31, 2013, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Green Dot Corporation
3465 East Foothill Blvd
Pasadena, CA 91107
Attn: Investor Relations
The Annual Report is also available at http://ir.greendot.com, by clicking on “Annual Reports,” under “Financial Information.”
“Householding” - Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are Green Dot stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge, either by calling toll-free (800) 542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Green Dot will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call Green Dot's Investor Relations department at 3465 East Foothill Blvd., Pasadena, CA 91107, Attn: Investor Relations, telephone number (626) 765-2427.
Any stockholders who share the same address and currently receive multiple copies of Green Dot's Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Green Dot's Investor Relations department at the address or telephone number listed above.
OTHER MATTERS
The board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Green Dot Annual Stockholder Meeting
Green Dot Corporation Corporate Headquarters
Directions to the Green Dot Corporation Corporate Headquarters
3465 E. Foothill Blvd., Pasadena, California 91107
Tel: (626) 765-2000
From 134 East:
Take the 134 East. Merge onto the 210 East. Take exit 29B for Sierra Madre Villa Avenue towards Madre Street. Turn left onto Sierra Madre Villa Avenue. Turn right onto E. Foothill Blvd. Office will be located on the left.
From 605 North:
Take the 605 North. Take exit 27B on the left to merge onto 210 West/Foothill Fwy towards Pasadena. Take exit 30 for S. Rosemead Blvd/Michillinda Avenue towards CA-19. Keep right at the fork and follow signs for Rosemead Blvd N/Michillinda Avenue. Merge onto Quigley Avenue. Turn left onto E. Foothill Blvd. Office will be located on the right.
From 210 West:
Take the 210 West. Take exit 30 for S. Rosemead Blvd/Michillinda Avenue towards CA-19. Keep right at the fork and follow signs for Rosemead Blvd N/Michillinda Avenue. Merge onto Quigley Avenue. Turn left onto E. Foothill Blvd. Office will be located on the right.

GREEN DOT CORPORATION
2010 EQUITY INCENTIVE PLAN
As Adopted June 4, 2010
As Amended May , 2014
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents and Subsidiaries that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 27.
2.SHARES SUBJECT TO THE PLAN.
2.1    Number of Shares Available. Subject to Sections 2.6 and 21 and any other applicable provisions hereof, 9,930,4711 shares are available for grant and issuance under the Plan.
2.2    Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued; or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 shall not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.3    Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.4    Limitations. No more than 25,000,000 Shares shall be issued pursuant to the exercise of ISOs.
2.5    Adjustment of Shares. If the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then (a) the number of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, (b) the Exercise Prices of and number of Shares subject to outstanding Options and SARs, (c) the number of Shares subject to other outstanding Awards, (d) the maximum number of shares that may be issued as ISOs set forth in Section 2.4, (e) the maximum number of Shares that may be issued to an individual or to a new Employee in any one calendar year set forth in Section 3 and (f) the number of Shares that are granted as Awards to Non-Employee Directors as set forth in Section 12, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

1
Adjusted to reflect (i) the authorization of 1,255,571, 1,063,248, 1,079,831 and 1,131,821additional Shares as of January 1, 2011, January 1, 2012, January 1, 2013 and January 1, 2014, respectively, pursuant to Section 2.4 of the Plan prior to its amendment on May , 2014; and (ii) the authorization of 3,400,000 additional Shares for issuance under the Plan approved by the Company's stockholders on May , 2014.

3.ELIGIBILITY. ISOs may be granted only to Employees. All other Awards may be granted to Employees, Consultants, Directors and Non-Employee Directors of the Company or any Parent or Subsidiary of the Company; provided such Consultants, Directors and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No Participant will be eligible to receive more than two million (2,000,000) Shares in any calendar year under this Plan pursuant to the grant of Awards except that new Employees of the Company or of a Parent or Subsidiary of the Company (including new Employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company) are eligible to receive up to a maximum of four million (4,000,000) Shares in the calendar year in which they commence their employment.
4.ADMINISTRATION.
4.1    Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:

(a)	construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)	prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)	select persons to receive Awards;

(d)
determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;

(e)	determine the number of Shares or other consideration subject to Awards;

(f)	determine the Fair Market Value in good faith, if necessary;

(g)
determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(h)	grant waivers of Plan or Award conditions;

(i)	determine the vesting, exercisability and payment of Awards;

(j)	correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(k)	determine whether an Award has been earned;

(l)	determine the terms and conditions of any, and to institute any Exchange Program;

(m)	reduce or waive any criteria with respect to Performance Factors;

(n)
adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code with respect to persons whose compensation is subject to Section 162(m) of the Code; and

(o)	make all other determinations necessary or advisable for the administration of this Plan.
4.2    Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.3    Section 162(m) of the Code and Section 16 of the Exchange Act. When necessary or desirable for an Award to qualify as “performance-based compensation” under Section 162(m) of the Code the Committee shall include at least two persons who are “outside directors” (as defined under Section 162(m) of the Code) and at least two (or a majority if more than two then serve on the Committee) such “outside directors” shall approve the grant of such Award and timely determine (as applicable) the Performance Period and any Performance Factors upon which vesting or settlement of any portion of such Award is to be subject. When required by Section 162(m) of the Code, prior to settlement of any such Award at least two (or a majority if more than two then serve on the Committee) such “outside directors” then serving on the Committee shall determine and certify in writing the extent to which such Performance Factors have been timely achieved and the extent to which the Shares subject to such Award have thereby been earned. Awards granted to Participants who are subject to Section 16 of the Exchange Act must be approved by two or more “non-employee directors” (as defined in the regulations promulgated under Section 16 of the Exchange Act). With respect to Participants whose compensation is subject to Section 162(m) of the Code, and provided that such adjustments are consistent with the regulations promulgated under Section 162(m) of the Code, the Committee may adjust the performance goals to account for changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (iii) a change in accounting standards required by generally accepted accounting principles.
4.4    Documentation. The Award Agreement for a given Award, the Plan and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
5.OPTIONS. The Committee may grant Options to Participants and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
5.1    Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each Option; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.2    Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
5.3    Exercise Period. Options may be exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.4    Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant and (ii) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11. Payment for the Shares purchased must be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company. The Exercise Price of a NQSO may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

5.5    Method of Exercise. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.6 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.6    Termination. The exercise of an Option will be subject to the following (except as may be otherwise provided in an Award Agreement):

(a)
If the Participant is Terminated for any reason except for the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.

(b)
If the Participant is Terminated because of the Participant’s death (or the Participant dies within three (3) months after the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative, or authorized assignee, no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee), but in any event no later than the expiration date of the Options.

(c)
If the Participant is Terminated because of the Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code, or (b) twelve (12) months after the Termination Date when the Termination is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.

5.7    Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8    Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.9    Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.RESTRICTED STOCK AWARDS.
6.1    Awards of Restricted Stock. A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.2    Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.3    Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, the Award Agreement and in accordance with any procedures established by the Company.
6.4    Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s

Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.5    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
7.STOCK BONUS AWARDS.
7.1    Awards of Stock Bonuses. A Stock Bonus Award is an award to an eligible person of Shares for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.2    Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.3    Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.4    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
8.STOCK APPRECIATION RIGHTS.
8.1    Awards of SARs. A Stock Appreciation Right (“SAR”) is an award to a Participant that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.2    Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the effect of the Participant’s Termination on each SAR. The Exercise Price of the

SAR will be determined by the Committee when the SAR is granted, and may not be less than Fair Market Value. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.3    Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.4    Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (i) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.
8.5    Termination of Participation. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
9.RESTRICTED STOCK UNITS.
9.1    Awards of Restricted Stock Units. A Restricted Stock Unit (“RSU”) is an award to a Participant covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.2    Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU; (b) the time or times during which the RSU may be settled; and (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each RSU. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.

9.3    Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.
9.4    Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
10.PERFORMANCE SHARES.
10.1 Awards of Performance Shares. A Performance Share Award is an award to a Participant denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to an Award Agreement.
10.2 Terms of Performance Shares. The Committee will determine, and each Award Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors and Performance Period that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the effect of the Participant’s Termination on each award of Performance Shares. In establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria.
10.3 Value, Earning and Timing of Performance Shares. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant. After the applicable Performance Period has ended, the holder of Performance Shares will be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Factors or other vesting provisions have been achieved. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period) or in a combination thereof.
10.4 Termination of Participant. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such Participant’s Termination Date (unless determined otherwise by the Committee).
11.PAYMENT FOR SHARE PURCHASES.
Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where expressly approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):

(a)	by cancellation of indebtedness of the Company to the Participant;

(b)
by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;

(c)	by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;

(d)	by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;

(e)	by any combination of the foregoing; or

(f)	by any other method of payment as is permitted by applicable law.
12.GRANTS to Non-Employee directors.
12.1 Types of Awards. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. The aggregate number of Shares subject to Awards granted to a Non-Employee Director pursuant to this Section 12 in any calendar year shall not exceed eighty thousand (80,000); provided however, that this maximum number can later be increased by the Board effective for the calendar year next commencing thereafter without further stockholder approval.
12.2 Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.
12.3 Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
13.WITHHOLDING TAXES.
13.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements prior to the delivery of Shares pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable federal, state, local and international withholding tax requirements.
13.2 Stock Withholding. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may require or permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair

Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.
14.TRANSFERABILITY. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to a Permitted Transferee, such Award will contain such additional terms and conditions as the Administrator deems appropriate.
15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.1 Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.
15.2 Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s Termination at any time within ninety (90) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.CERTIFICATES and book entries. All certificates or book entries for Shares or other securities delivered under this Plan will be subject to such stop transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
17.ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit with the Company or an agent designated by the Company (or place under the control of the Company or its designated agent) all certificates or book entries representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, for the purpose of holding in escrow (or controlling) such certificates or book entries until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates or note in the Company’s direct registration system for stock issuance and transfer such restrictions and accompanying legends with respect to the book entries. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note; provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.STOCKHOLDER APPROVAL OF EXCHANGE PROGRAM. Only with prior stockholder approval may the Committee implement an Exchange Program. For the avoidance of doubt, the Committee may not authorize the Company without prior stockholder approval to reprice Options or SARs or pay cash or issue new Awards in exchange for the surrender and cancellation of outstanding Awards.
19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates or establish book entries for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time.
21.CORPORATE TRANSACTIONS.
21.1 Assumption or Replacement of Awards by Successor. In the event of a Corporate Transaction any or all outstanding Awards may be assumed or replaced by the successor corporation, which assumption or replacement shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, then notwithstanding any other provision in this Plan to the contrary, such Awards will expire on such transaction at such time and on such conditions as the Board will determine; the Board (or, the Committee, if so designated by the Board) may, in its sole discretion, accelerate the vesting of such Awards in connection with a Corporate Transaction. In addition, in the event such successor or acquiring corporation (if any) refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.
21.2 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards shall not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in any calendar year.
21.3 Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.ADOPTION AND STOCKHOLDER APPROVAL. The Plan was adopted by the Board in June, 2010 and was thereafter approved by the Company’s stockholders in July, 2010.
23.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
24.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted.
25.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers and/or directors of the Company.

27.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit or award of Performance Shares.
“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
“Board” means the Board of Directors of the Company.
“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
“Company” means Green Dot Corporation, or any successor corporation.
“Common Stock” means the Class A common stock of the Company.
“Consultant” means any person, including an advisor or independent contractor, engaged by the Company or a Parent or Subsidiary to render services to such entity.
“Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).
“Director” means a member of the Board.
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.
“Effective Date” means the date of the underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement that is declared effective by the SEC.
“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
“Exchange Program” means a program pursuant to which outstanding Awards are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof).
“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)
if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(b)
if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(c)
in the case of an Option or SAR grant made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(d)	if none of the foregoing is applicable, by the Board or the Committee in good faith.
“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent or Subsidiary.
“Option” means an award of an option to purchase Shares pursuant to Section 5.
“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Participant” means a person who holds an Award under this Plan.
“Performance Factors” means the factors selected by the Committee, which may include, but are not limited to the, the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Control of expenses;

•	Cost of goods sold;

•	Profit margin;

•	Stock price;

•	Debt or debt-to-equity;

•	Liquidity;

•	Intellectual property (e.g., patents)/product development;

•	Mergers and acquisitions or divestitures;

•	Individual business objectives;

•	Company specific operational metrics; and

•	Any other factor (such as individual business objectives or unit-specific operational metrics) the Committee so designates.
“Performance Period” means the period of service determined by the Committee, not to exceed five (5) years, during which years of service or performance is to be measured for the Award.
“Performance Share” means an Award granted pursuant to Section 10 or Section 12 of the Plan.
“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the

Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
“Plan” means this Green Dot Corporation 2010 Equity Incentive Plan.
“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
“Restricted Stock Award” means an award of Shares pursuant to Section 6 or Section 12 of the Plan, or issued pursuant to the early exercise of an Option.
“Restricted Stock Unit” means an Award granted pursuant to Section 9 or Section 12 of the Plan.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the United States Securities Act of 1933, as amended.
“Shares” means shares of the Company’s Common Stock and any successor security.
“Stock Appreciation Right” means an Award granted pursuant to Section 8 or Section 12 of the Plan.
“Stock Bonus” means an Award granted pursuant to Section 7 or Section 12 of the Plan.
“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).
“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

GREEN DOT CORPORATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 20, 2014.

Vote by Internet

- Go to **www.envisionreports.com/GDOT**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Proxy Card for 2014 Annual Meeting of Stockholders

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR each of the nominees listed in Proposal 1 and a vote FOR Proposals 2, 3 and 4.

	For	Withhold
01 - Samuel Altman	☐	☐
02 - Mary J. Dent	☐	☐

	For	Against	Abstain
2. Advisory approval of executive compensation.	☐	☐	☐
3. The approval of amendments to our 2010 Equity Incentive Plan.	☐	☐	☐
4. The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Green Dot Corporation for the year ending December 31, 2014.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting, Proxy Statement and the 2013 Annual Report for Green Dot Corporation are available at http://www.envisionreports.com/GDOT.

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

GREEN DOT CORPORATION

The undersigned hereby appoints Steven W. Streit, Grace T. Wang and John C. Ricci and each of them, as proxies of the undersigned, each with full power to appoint his or her substitute, and hereby authorizes them to represent and to vote all the shares of Class A Common Stock of Green Dot Corporation that the undersigned is entitled to vote, as specified on the opposite side of this Proxy, at the 2014 Annual Meeting of Stockholders of Green Dot Corporation to be held at the Green Dot Corporation Corporate Headquarters located at 3465 E. Foothill Blvd., Pasadena, California 91107, on May 21, 2014 at 10:00 a.m. Pacific Time, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AS SPECIFIED, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14A-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. IF NO SPECIFICATION IS MADE, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND FOR PROPOSAL 2, 3 AND 4.

ON THE OPPOSITE SIDE, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.